                                                                   EXHIBIT 4.10
                                                               [EXECUTION COPY]



================================================================================


             AMENDED AND RESTATED MASTER COLLATERAL AGENCY AGREEMENT

                                      among

                      DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
                               as Master Servicer,

                     RENTAL CAR FINANCE CORP., as a grantor,
                   as a Financing Source and as a Beneficiary,

                        THRIFTY RENT-A-CAR SYSTEM, INC.,
                          as a grantor and as Servicer,

                        DOLLAR RENT A CAR SYSTEMS, INC.,
                          as a grantor and as Servicer,

                    VARIOUS FINANCING SOURCES PARTIES HERETO,

                      VARIOUS BENEFICIARIES PARTIES HERETO,

                                       and

                             BANKERS TRUST COMPANY,
                    not in its individual capacity but solely
                           as Master Collateral Agent





                          Dated as of December 23, 1997


================================================================================

                                TABLE OF CONTENTS

Section                                                                   Page

                                    ARTICLE I

                               CERTAIN DEFINITIONS

  1.1.  Certain Definitions.................................................3
  1.2.  Cross References; Headings.........................................12
  1.3.  Interpretation.....................................................12


                                   ARTICLE II

                      MASTER COLLATERAL AGENT AS LIENHOLDER
                              FOR THE BENEFICIARIES

  2.1.  Security Interests.................................................13
  2.2.  Designation of Beneficiaries; Beneficiaries' Rights Limited........17
  2.3.  Redesignation of Beneficiaries.....................................18
  2.4.  Master Servicer's Fleet Report.....................................19
  2.5.  Master Collateral Account..........................................19
  2.6.  Certificates of Title..............................................22
  2.7.  Notation of Liens; Release of Collateral...........................22
  2.8.  Power of Attorney..................................................23


                                   ARTICLE III

                               THE MASTER SERVICER

  3.1.  Acceptance of Appointment..........................................23
  3.2.  Master Servicer Functions..........................................24
  3.3.  The Master Servicer Not to Resign..................................24
  3.4.  Servicing Rights of Master Collateral Agent........................25
  3.5.  Incumbency Certificate.............................................25

Section                                                                   Page
                                   ARTICLE IV

                          THE MASTER COLLATERAL AGENT

  4.1.  Appointment........................................................25
  4.2.  Representations....................................................27
  4.3.  Exculpatory Provisions.............................................27
  4.4.  Limitations on Powers and Duties of the Master Collateral Agent....28
  4.5.  Resignation and Removal of Master Collateral Agent.................30
  4.6.  Status of Successors to Master Collateral Agent....................31
  4.7.  Merger of the Master Collateral Agent..............................31
  4.8.  Compensation and Expenses..........................................32
  4.9.  Stamp, Other Similar Taxes and Filing Fees.........................32
  4.10. Indemnification....................................................32


                                    ARTICLE V

                                  MISCELLANEOUS

  5.1.  Amendments, Supplements and Waivers................................33
  5.2.  Notices............................................................33
  5.3.  Severability.......................................................34
  5.4.  Counterparts.......................................................34
  5.5.  Conflicts with Financing Documents; Reservation of Rights..........34
  5.6.  Binding Effect.....................................................35
  5.7.  Governing Law......................................................35
  5.8.  Effectiveness......................................................35
  5.9.  Termination of Beneficiary.........................................35
  5.10. Termination of this Agreement......................................35
  5.11. Assignment by Financing Sources....................................35
  5.12. RCFC Related Documents.............................................36
  5.13. No Bankruptcy Petition Against Financing Sources...................36
  5.14. Jurisdiction; Consent to Service of Process........................36
  5.15. Waiver of Jury Trial...............................................37
  5.16. Insurance Notification.............................................37

EXHIBITS

Exhibit A      Grantor Supplement
Exhibit B      Financing Source and Beneficiary Supplement
Exhibit C      Servicer's Fleet Report
Exhibit D      Certificate of Title Locations
Exhibit E      Power of Attorney
Exhibit F      Assignment Agreement
Exhibit G      List of New York, New York and Tulsa, Oklahoma Bank Holidays
Exhibit H      Investment Standing Instruction

             AMENDED AND RESTATED MASTER COLLATERAL AGENCY AGREEMENT


       This AMENDED AND RESTATED MASTER COLLATERAL AGENCY AGREEMENT, dated as of December 23, 1997 (amending and restating the Master Collateral Agency Agreement, dated as of December 13, 1995, among Thrifty Rent-A-Car System, Inc., an Oklahoma corporation, and the other parties named therein (the "Original Agreement")) (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, this "Agreement"), among DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation as ("DTAG"), as master servicer (in such capacity, the "Master Servicer"), RENTAL CAR FINANCE CORP., an Oklahoma corporation ("RCFC"), as a grantor, THRIFTY RENT-A-CAR SYSTEM, INC., an Oklahoma corporation ("Thrifty"), as a grantor and servicer, DOLLAR RENT A CAR SYSTEMS, INC., an Oklahoma corporation ("Dollar"), as a grantor and servicer (together with Thrifty in such capacity, the "Servicers"), such other grantors as are added pursuant to a Grantor Supplement substantially in the form of Exhibit A hereto (such additional grantors, together with Thrifty and Dollar, the "Lessee Grantors"), RCFC, BANKERS TRUST COMPANY (in its capacity as trustee under the Indenture (such term and all other capitalized terms used herein and not otherwise defined herein having the meanings assigned thereto in Section 1.1 hereof) and any other party which from time to time executes a Financing Source and Beneficiary Supplement substantially in the form of Exhibit B hereto as a Financing Source (any such party being herein called individually a "Financing Source" and collectively, the "Financing Sources"), the Trustee, RCFC and any other party which from time to time executes a Financing Source and Beneficiary Supplement substantially in the form of Exhibit B hereto as a Beneficiary (any such party being herein called individually a "Beneficiary" and collectively, the "Beneficiaries"), and BANKERS TRUST COMPANY, not in its individual capacity agent for the Beneficiaries (in such capacity, the "Master Collateral Agent").

                                   BACKGROUND

       1. The parties to the Original Agreement desire to amend and restate the Original Agreement in its entirety to provide for, among other things, the addition of DTAG as Master Servicer hereunder, the addition of Dollar and such other grantors as may be added by the execution and delivery of a Grantor Supplement as grantors hereunder in connection with the financing to be provided by RCFC to Dollar and such other grantors and the acquisition of motor vehicles by RCFC to be leased to Dollar and such other grantors (in addition to continuing to provide financing to Thrifty and continuing to acquire motor vehicles to be leased to Thrifty).

       2. Thrifty and Dollar now own, and each of the Lessee Grantors will from time to time hereafter acquire or lease, certain motor vehicles for use in their respective daily domestic rental operations. RCFC will from time to time acquire and lease to each of the Lessee Grantors certain motor vehicles for use in their respective daily domestic rental operations.

       3. Pursuant to the Financing Documents heretofore or concurrently herewith executed, or to be executed, by RCFC, RCFC (i) has extended financing to Thrifty and Dollar and may from time to time extend financing to each of the Lessee Grantors secured by, among other things, Master Collateral Vehicles and related rights, (ii) has assigned to the Trustee, on behalf of the noteholders of the related series of Notes, the rights of RCFC as lessor and the obligations of Thrifty and/or Dollar as lessee(s) under each Lease heretofore or concurrently herewith executed, and related security, and (iii) from time to time may assign to the Trustee, on behalf of the holders of additional series of Notes issued under the Indenture, additional rights of RCFC and obligations of the Lessee Grantors under the Leases related to such series of Notes and/or under other additional Financing Documents.

       4. Pursuant to the Financing Documents heretofore or concurrently herewith executed, or to be executed, by RCFC, RCFC (i) has acquired and may from time to time acquire motor vehicles and has leased and may from time to time lease such motor vehicles to one or more of the Lessee Grantors, and (ii) has granted and intends and wishes to grant hereunder a security interest in the motor vehicles acquired by it for lease under one or more of the Leases, and in related security, to the Master Collateral Agent for the benefit of the Trustee on behalf of the noteholders of the related series of Notes.

       5. Each of the Lessee Grantors and RCFC may from time to time obtain financing with respect to such motor vehicles acquired by it or obtain credit enhancement to support such financing from other Persons (which Persons providing financing or credit enhancement to any of the Lessee Grantors may include RCFC) which are or shall hereafter become parties hereto as Financing Sources or which are or shall hereafter be named as Beneficiaries with respect to a Financing Source, and each Lessee Grantor is granting a security interest in the motor vehicles and related security acquired by it with such financing to the Master Collateral Agent hereunder for the benefit of such related Beneficiaries.

       6. Bankers Trust Company has agreed to act as Master Collateral Agent, and in its capacity as Master Collateral Agent to be named as the lienholder on the Certificates of Title for the vehicles in which an interest is granted hereunder, for the benefit of the Beneficiaries from time to time.

       NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

       SECTION 1.1. Certain Definitions. As used in this Agreement, the following terms have the respective meanings set forth below, or set forth in another section hereof or in any other agreement, as indicated below.

       "Affiliate" means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, "control" means (a) the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise or (b) beneficial ownership of 10% or more of the voting common equity of a Person; and "controlled" and "controlling" have meanings correlative to the foregoing.

       "Agreement" has the meaning set forth in the preamble hereto.

       "Assignment Agreement" means a Vehicle Disposition Program Assignment Agreement, substantially in the form attached as Exhibit F hereto, or in such other form as is acceptable to each Rating Agency, entered into or to be entered into among RCFC and/or a Lessee Grantor, as assignor, and the Master Collateral Agent, as assignee, and acknowledged by the applicable Manufacturer, assigning to the Master Collateral Agent certain of RCFC's and/or such Lessee Grantor's right, title and interest in, to and under each Vehicle Disposition Program described therein, to the extent related to the Master Collateral Vehicles purchased from such Manufacturer.

       "Auction Procedures" means the set of procedures specified in a Vehicle Disposition Program for sale or disposition of Program Vehicles through auctions and at auction sites designated by such Vehicles' Manufacturer pursuant to such Vehicle Disposition Program.

       "Authorized Agents" has the meaning set forth in Section 3.5.

       "Bankruptcy Code" means The Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.

       "Beneficiary" has the meaning set forth in the preamble.

       "BOK" means the Bank of Oklahoma, National Association, a national banking association.

       "Business Day" means any day other than (i) a Saturday or Sunday, or
(ii) any other day on which commercial banking institutions in New York, New York, Tulsa, Oklahoma and in the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to be closed. The attached Exhibit G, to be updated each December 31st by the Master Servicer, lists the bank holidays in New York, New York and Tulsa, Oklahoma, or (iii) in connection with any Financing Document, any other day not designated as a "Business Day" in such Financing Document.

       "Capitalized Cost" means, with respect to a Master Collateral Vehicle, unless otherwise specified in the Financing Documents of the related Financing Source (in which event "Capitalized Cost" shall have such specified meaning), the Initial Acquisition cost of such Master Collateral Vehicle, less any Incentive Payments used to reduce the Initial Acquisition cost of such Master Collateral Vehicle, in accordance with the applicable Manufacturer incentive program or generally accepted accounting principles, and due from the Manufacturer with respect to such Master Collateral Vehicle.

       "Certificate of Title" means, with respect to each Master Collateral Vehicle, the certificate of title applicable to such Master Collateral Vehicle duly issued in accordance with the certificate of title act or statute of the jurisdiction applicable to such Master Collateral Vehicle.

       "Chrysler" means Chrysler Corporation, a Delaware corporation.

       "Closing Date" means, with respect to any Financing Source, the closing date or date of issuance with respect to the indebtedness created thereunder, as specified in the related Financing Documents.

       "Corporate Trust Office" means the principal corporate trust office of the Master Collateral Agent, located, on the date of the execution of this Agreement, at 4 Albany Street, 10th Floor, New York, New York 10006, Attn:
Corporate Trust and Agency Group Attn: (Structured Finance) or at such other address as the Master Collateral Agent may designate from time to time by notice to Thrifty.

       "DCR" means Duff & Phelps Credit Rating Co.

       "Default" means any event of default or amortization event or any default or any event, act or condition which with the lapse of time or notice or both would become an event of default or amortization event (other than any scheduled amortization event) under any of the Financing Documents.

       "Depreciation Charge" means with respect to any Master Collateral Vehicle which is a Related Vehicle of a Beneficiary, Depreciation Charge as defined in the Financing Documents related to such Beneficiary, and if Depreciation Charge is not defined in such Financing Documents, "Depreciation Charge" means, for any date of determination, (a) with respect to any Program Vehicle, the scheduled daily depreciation charge set forth by the Manufacturer in its Vehicle Disposition Program for such Master Collateral Vehicle calculated as set forth in such Vehicle Disposition Program, and (b) with respect to any Non-Program Vehicle, the scheduled daily depreciation charge for such Master Collateral Vehicle set forth by the related Servicer in the Depreciation Schedule for such Master Collateral Vehicle. If such charge is expressed as a percentage, the Depreciation Charge for such Master Collateral Vehicle for such day shall be such percentage multiplied by the Capitalized Cost for such Master Collateral Vehicle.

       "Depreciation Schedule" means, with respect to any Non-Program Vehicles, a schedule of estimated daily depreciation prepared by the Master Servicer or the related Servicer, and revised from time to time in the Master Servicer or the Servicer's sole discretion, with respect to each type of Non-Program Vehicle that is a Master Collateral Vehicle.

       "Determination Date" means the fifth Business Day prior to the twenty-fifth (25th) day of each calendar month.

       "Disposition Date" means:

              (a) with respect to any Program Vehicle, (i) if such Vehicle was sold in accordance with applicable Auction Procedures or returned to a Manufacturer for repurchase, pursuant to the applicable Vehicle Disposition Program, the date on which such Program Vehicle is sold at auction or accepted for return by such Manufacturer or its agent and, in each case, the Depreciation Charges ceased to accrue pursuant to such Vehicle Disposition Program, or (ii) if such Program Vehicle was sold to any Person (other than to a Manufacturer pursuant to such Manufacturer's Vehicle Disposition Program or to a third party in accordance with applicable Auction Procedures), the date on which title to the Master Collateral Vehicle is transferred in connection with such sale, and

              (b) with respect to any Non-Program Vehicle, the date on which title to the Master Collateral Vehicle is transferred in connection with such sale.

       "Disposition Period" means, with respect to any Master Collateral Vehicle, the period between the minimum holding period (prior to which RCFC or the Lessee Grantor, as applicable, may not return such Master Collateral Vehicle without a penalty) and the maximum holding period (after which RCFC or the Lessee Grantor, as applicable, may not return such Master Collateral Vehicle without a penalty) specified in the related Vehicle Disposition Program.

       "Disposition Proceeds" means the net proceeds from the sale or disposition of a Master Collateral Vehicle to any Person.

       "Dollar" has the meaning set forth in the preamble.

       "DTAG" has the meaning provided in the preamble.

       "Eligible Vehicle" means a Master Collateral Vehicle meeting the requirements for, as applicable, acquisition, financing, refinancing and/or leasing under the Financing Documents relating thereto.

       "Eligible Vehicle Disposition Program" means a Vehicle Disposition Program offered by an Eligible Manufacturer that meets the eligibility criteria specified in the Financing Documents relating thereto.

       "Existing Fleet" has the meaning specified in the Financing Documents related to the applicable Financing Source.

       "FDIC" means the Federal Deposit Insurance Corporation.

       "Financing Documents" means, with respect to a Financing Source, any and all agreements, instruments and contracts evidencing or related to any financing arrangement between RCFC and/or any of the Lessee Grantors and a Financing Source (and/or a Beneficiary) providing for the making or credit enhancing of loans or advances to RCFC and/or any of the Lessee Grantors, the purchase of assets, or undivided interests therein, from RCFC or any of the Lessee Grantors, the lease to any of the Lessee Grantors of Master Collateral Vehicles, any other arrangement providing for the financing of the Master Collateral Vehicles and all agreements, indentures, instruments and contracts pursuant to which any Financing Source grants an interest in any portion of the Master Collateral to a Beneficiary, in any such case, as such agreements, indentures, instruments and contracts may be amended, supplemented, restated, extended or otherwise modified from time to time in accordance with the terms thereof.

       "Financing Source" has the meaning set forth in the preamble.

       "Financing Source and Beneficiary Supplement" means a supplement to this Agreement, substantially in the form of Exhibit B hereto.

       "Fitch" means Fitch Investors Service, L.P.

       "Fleet Report" means the monthly report substantially in the form of Exhibit C hereto required to be delivered by the Master Servicer to the Master Collateral Agent pursuant to Section 2.4 hereof.

       "Franchise Agreement" means a franchise agreement, license agreement or other similar agreement (however designated) between a Lessee Grantor and a Franchisee in connection with the operation of a rental car business and related business activities in a designated territory using the name and marks of the Lessee Grantor, whether now existing or hereafter made or entered into, including any amendments, modifications or supplements thereto or restatements thereof, but excluding any Sublease.

       "Franchisee" means any Person licensed under a Franchise Agreement.

       "Grantor" means each of the Lessee Grantors and RCFC in its capacity as grantor hereunder.

       "Grantor Supplement" means a supplement to this Agreement, substantially in the form of Exhibit A hereto.

       "Guaranteed Payment" means a payment from the applicable Manufacturer pursuant to such Manufacturer's Vehicle Disposition Program, upon disposition of such Master Collateral Vehicle by the owner thereof in accordance with applicable Auction Procedures.

       "Group" has the meaning set forth in the Indenture.

       "Incentive Payment", with respect to any Program Vehicle or Non-Program Vehicle subject to any form of incentive program maintained by the Manufacturer thereof (including, without limitation any vehicle supply agreement), means a payment (other than a Guaranteed Payment or a Repurchase Payment) from such Manufacturer, pursuant to and in accordance with the terms and conditions of such an incentive program relating to such Program Vehicle or Non-Program Vehicle.

       "Incumbency Certificate" has the meaning set forth in Section 3.5.

       "Indenture" means the Base Indenture, dated as of December 13, 1995, between RCFC and Bankers Trust Company, as trustee, as amended, and as the same may be further amended, modified, amended and restated or supplemented from time to time in accordance with its terms, together with all of its supplements, as the same may be amended, modified, amended and restated or supplemented from time to time in accordance with the terms of the Indenture.

       "Initial Acquisition Cost" means, with respect to each Master Collateral Vehicle, the costs and expenses incurred in connection with the acquisition of such Master Collateral Vehicle by the applicable Lessee Grantor or RCFC from the dealer or other Person selling such Master Collateral Vehicle, as more specifically defined in the Financing Documents related to the applicable Financing Source.

       "Investment Company Act" means the Investment Company Act of 1940, as amended.

       "Investment Standing Instruction" has the meaning set forth in Section 2.5(f) hereof.

       "Lease" means (a) the Master Motor Vehicle Lease and Servicing Agreement, as supplemented by the lease annexes thereto, dated as of December 13, 1995, by and between RCFC, as the lessor and Thrifty, in its capacity as lessee and as servicer, (b) the Master Motor Vehicle Lease and Servicing Agreement, as supplemented by the lease annexes thereto, dated as of December 23, 1997, by and among RCFC, as the lessor, Thrifty, Dollar and those subsidiaries and affiliates of DTAG from time to time becoming lessees and servicers thereunder, in their capacities as lessees and servicers, and DTAG, as guarantor and master servicer, and (c) each other master motor vehicle lease and servicing agreement, as supplemented by the lease annexes thereto, or similar agreement, entered into by RCFC and/or one or more Lessee Grantors and constituting a Financing Document hereunder.

       "Lessee Grantor" has the meaning set forth in the preamble.

       "Lessee Grantor Master Collateral" has the meaning set forth in Section 2.1(b).

       "Lessee Grantor Master Collateral Vehicles" has the meaning set forth in
Section 2.1(b)(i).

       "Lien" means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or notice or arising as a matter of law, judicial process or otherwise.

       "Limited Guarantee and Reimbursement Agreement" means the Limited Guarantee and Reimbursement Agreement, dated December 23, 1997 among Chrysler, the Master Collateral Agent, DTAG, RCFC, Dollar and Thrifty as such agreement may be amended, modified or supplemented.

       "Manufacturer" means a manufacturer of Master Collateral Vehicles.

       "Master Collateral" has the meaning set forth in Section 2.1(b).

       "Master Collateral Account" has the meaning set forth in Section 2.5.

       "Master Collateral Agent" has the meaning set forth in the preamble, and includes any permitted successor to Bankers Trust Company in its capacity as Master Collateral Agent.

       "Master Collateral Vehicles" means the Lessee Grantor Master Collateral Vehicles and the RCFC Master Collateral Vehicles.

       "Net Book Value" with respect to any Master Collateral Vehicle, as of any date of determination, (i) means the Capitalized Cost of such Master Collateral Vehicle minus the aggregate Depreciation Charges, if any, accrued with respect to such Master Collateral Vehicle through the last day of the Related Month or (ii) has the meaning set forth in the Financing Documents for the related Financing Source.

       "Non-Program Vehicle" means a Master Collateral Vehicle that, when acquired by RCFC or a Lessee Grantor or when so designated by the applicable Servicer, in each case subject to certain limitations described in the applicable Financing Documents, is not eligible for inclusion in any Eligible Vehicle Disposition Program.

       "Notes" means the notes issued by RCFC pursuant to the Indenture.

       "Officer's Certificate" means, with respect to any Person, a certificate signed by the President, any Vice President, the Secretary, the Treasurer or any other person designated as an authorized officer by the board of directors of such Person.

       "Permitted Investments" means negotiable instruments or securities maturing on or before the Payment Date next occurring after the investment therein, represented by instruments in bearer, registered or book-entry form which evidence (i) obligations the full and timely payment of which is to be made by or is fully guaranteed by the United States of America; (ii) demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and
(y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Standard & Poor's of "A-1+", from DCR (if DCR is then a Rating Agency) of at least "D-1+" (if rated by DCR) and from Fitch (if Fitch is then a Rating Agency) of at least "F-1" (if rated by Fitch), in the case of certificates of deposit or short-term deposits, or a rating from Standard & Poor's of at least "AA", from DCR (if DCR is then a Rating Agency) of at least "AA" (if rated by DCR) and from Fitch (if Fitch is then a Rating Agency) of at least "A" (if rated by Fitch), in the case of long-term unsecured debt obligations; (iii) commercial paper having, at the earlier of (x) the time of the investment and
(y) the time of the contractual commitment to invest therein, a rating from Standard & Poor's of "A-1+", from DCR (if DCR is then a Rating Agency) of at least "D-1+" (if rated by DCR) and from Fitch (if Fitch is then a Rating Agency) of at least "F-1" (if rated by Fitch); (iv) demand deposits or time deposits which are fully insured by the FDIC; (v) bankers' acceptances issued by any depositary institution or trust company described in clause (ii) above;
(vi) investments in money market funds rated at least "AAm" by Standard & Poor's or otherwise approved in writing by Standard & Poor's, rated at least "D-1+" by DCR (if rated by DCR and if DCR is then a Rating Agency) and rated at least "A" by Fitch (if rated by Fitch and if Fitch is then a Rating Agency);
(vii) Eurodollar time deposits having a credit rating from Standard & Poor's of "A-1+", from DCR (if DCR is then a Rating Agency) of at least "D-1+" (if rated by DCR) and from Fitch (if Fitch is then a Rating Agency) of at least "F-1" (if rated by Fitch); (viii) repurchase agreements involving any of the Permitted Investments described in clauses (i) and (vii) above and the certificates of deposit described in clause (ii) above which are entered into with a depository institution or trust company having a commercial paper or short-term certificate of deposit rating of "A-1+" by Standard & Poor's, of at least "D-1+" from DCR (if rated by DCR and if DCR is then a Rating Agency) and of at least "F-1" from Fitch (if rated by Fitch and if Fitch is then a Rating Agency) or which otherwise is approved as to collateralization by the Rating Agencies;

and (ix) any other instruments or securities, if the Rating Agencies confirm in writing that the investment in such instruments or securities will not adversely affect any ratings with respect to any series of Notes.

       "Person" means any natural person, corporation, business trust, joint venture, association, company, partnership, joint stock company, trust, unincorporated organization, or any Federal, state, local or foreign court or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body.

       "Program Receivables" means amounts receivable from a Manufacturer under an Eligible Vehicle Disposition Program in respect of vehicles previously owned by a Lessee Grantor which amounts are transferred to RCFC under a Lease.

       "Program Vehicle" means any Master Collateral Vehicle which, at the time of its acquisition by Thrifty, Dollar any other Grantor or RCFC or any other Financing Source under the applicable Financing Documents, is eligible under an Eligible Vehicle Disposition Program offered by its Manufacturer.

       "Pro rata" means, at any time as to any interest or amount with respect to any Beneficiary, a fraction, the numerator of which is the aggregate indebtedness and other obligations of each of the Lessee Grantors and RCFC, as applicable, then owing to the applicable Financing Source for the benefit of such Beneficiary and the denominator of which is the aggregate indebtedness and other obligations of each of the Lessee Grantors and RCFC, as applicable, then owing to all Financing Sources; provided, however, that if a Beneficiary must return any amount paid with respect to such obligations for any reason, such returned amounts shall be reinstated as obligations for purposes of the foregoing calculation.

       "Qualified Institution" means a depositary institution or trust company (which may include the Master Collateral Agent) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia; provided, however, that at all times such depositary institution or trust company is a member of the FDIC and (i) has a long-term indebtedness rating from Standard & Poor's of not lower than "AA", from DCR (if DCR is then a Rating Agency) of at least "AA" and from Fitch (if Fitch is then a Rating Agency) of not lower than "A" and a short-term indebtedness rating from Standard & Poor's of not lower than "A-1+", from DCR (if DCR is then a Rating Agency) of not lower than "D-1+" and from Fitch (if Fitch is then a Rating Agency) of not lower than "F-1", or (ii) has such other rating which has been approved by the Rating Agencies, or (iii) is otherwise approved by the Rating Agencies.

       "Rating Agencies" means, at any time of determination, any rating agency, to the extent such agency, at the request of a Lessee Grantor or RCFC pursuant to the applicable Financing Documents, is then rating the outstanding securities or indebtedness of any Financing Source.

       "RCFC" has the meaning set forth in the preamble.

       "RCFC Master Collateral" has the meaning set forth in Section 2.1(b).

       "RCFC Master Collateral Vehicles" has the meaning set forth in Section 2.1(b)(i).

       "Redesignation" has the meaning set forth in Section 2.2.

       "Related Master Collateral" has the meaning set forth in Section 2.2.

       "Related Month" means, with respect to any date, the period from and including the first day of the calendar month preceding the month in which such date falls, to and including the last day of such calendar month; provided, however, that (for all purposes other than determining Depreciation Charges) the initial Related Month with respect to any Lease and the Series of Notes related thereto shall be (unless the context otherwise requires) the period from and including the Lease Commencement Date for (and as defined in) such Lease to and including the last day of the calendar month in such Lease Commencement Date occurs.

       "Related Vehicles" has the meaning set forth in Section 2.2.

       "Reporting Date" means the Business Day next succeeding the Determination Date.

       "Repurchase Payment", with respect to any Program Vehicle subject to repurchase by the Manufacturer thereof, means a payment by such Manufacturer, pursuant to the Manufacturer's Vehicle Disposition Program, to repurchase such Vehicle in accordance with its Vehicle Disposition Program.

       "Required Beneficiaries" means, at any time, Beneficiaries (other than any Lessee Grantor, if applicable) that are beneficiaries in respect of, or that represent or act on behalf of Financing Sources (other than any Lessee Grantor, if applicable) that hold (including by way of pledge or assignment), more than 50% of the outstanding principal amount of indebtedness of the Lessee Grantors and RCFC under the Financing Documents at such time (excluding any retained interest of any such Lessee Grantor or RCFC thereunder).

       "Responsible Officer" means, with respect to the Master Collateral Agent, any Managing Director, Vice President, Assistant Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, or any officer performing functions similar to those customarily performed by the person who at the time shall be such officer.

       "Servicer" has the meaning set forth in the preamble.

       "Standard & Poor's" means Standard & Poor's Structured Ratings, a division of The McGraw-Hill Companies, Inc.

       "Sublease" means a standardized lease agreement, for the leasing of Master Collateral Vehicles, between a Lessee Grantor, as lessor, and a Franchisee of such Lessee Grantor that meets the normal credit and other approval criteria of such Lessee Grantor and which may be an affiliate of such Lessee Grantor, as lessee.

       "Thrifty" has the meaning set forth in the preamble.

       "Thrifty Master Collateral" means, with respect to the Series 1995-1 Notes, the portion of the Lessee Grantor Master Collateral granted by Thrifty pursuant to Section 2.1(a).

       "Thrifty Master Collateral Vehicles" means, with respect to the Series 1995-1 Notes, the Lessee Grantor Master Collateral Vehicles constituting Thrifty Master Collateral.

       "Trustee" means Bankers Trust Company in its capacity as trustee under the Indenture unless a successor Person shall have become the trustee pursuant to the applicable provisions of the Indenture, and thereafter "Trustee" shall mean such successor Person.

       "Uniform Commercial Code" or "UCC" means, with respect to a particular jurisdiction, the Uniform Commercial Code as in effect from time to time in such jurisdiction, or any successor statute thereto.

       "Vehicle Disposition Program" means a program pursuant to which a Manufacturer has agreed, subject to the terms and conditions thereof, to guarantee the maximum daily depreciation levels of, or to repurchase, Master Collateral Vehicles manufactured by it or one of its Affiliates during the specified Disposition Period.

       "Vehicle Lien Nominee Agreement" means the Vehicle Lien Nominee Agreement, dated December 23, 1997 between Chrysler Financial Corporation, the Trustee, the Master Collateral Agent and RCFC, as such agreement may be amended, modified or supplemented.

       "Vehicle Term", with respect to each Master Collateral Vehicle, will have the meaning set forth in the Financing Documents for the Financing Source with respect to such Master Collateral Vehicle.

       SECTION 1.2. Cross References; Headings. The words "hereof", "herein" and "hereunder" and words of a similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Annex, Section, Schedule and Exhibit references contained in this Agreement are references to Annexes, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified. Any reference in any Section or definition to any clause is, unless otherwise specified, to such clause of such Section or definition. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

       SECTION 1.3. Interpretation. In this Agreement, unless the context otherwise requires:

              (a)  the singular includes the plural and vice versa;

              (b) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to any Person in a particular capacity only refers to such Person in such capacity;

              (c)  reference to any gender includes the other gender;

              (d) "including" (and, with correlative meaning, "include") means including without limiting the generality of any description preceding such term;

              (e)  "or" is not exclusive;

              (f)  provisions apply to successive events and transactions; and

              (g) with respect to the determination of any period of time, "from" means "from and including" and "to" and "through" mean "to but excluding".


                                   ARTICLE II

                     MASTER COLLATERAL AGENT AS LIENHOLDER
                             FOR THE BENEFICIARIES

       SECTION 2.1.  Security Interests.

       (a) Grant by the Lessee Grantors. As security for the payment of the respective obligations from time to time owing by each of the Lessee Grantors to each Financing Source (or any Beneficiary as assignee thereof) under the related Financing Documents (x) Thrifty (without limiting the grant by Thrifty pursuant to clause (y) immediately following), confirms its grant, pledge and assignment pursuant to the Original Agreement and (y) to the extent not covered in clause (x), each of the Lessee Grantors hereby grants, pledges and assigns to the Master Collateral Agent, for the benefit of the Beneficiaries (to the extent set forth in Sections 2.2 and 2.3), subject to the provisions of subsection (c) below, a continuing, first priority Lien on all right, title and interest of such Lessee Grantor in, to and under the following, whether existing or acquired as of the Closing Date with respect to any series of Notes or any Financing Documents related to a Financing Source or thereafter (the "Lessee Grantor Master Collateral"):

              (i) all vehicles (A) acquired, financed or refinanced with funds provided by any Financing Source or Beneficiary and identified as Lessee Grantor Master Collateral Vehicles related to such Lessee Grantor in any Fleet Reports delivered to the Master Collateral Agent and/or (B) identified as being owned by such Lessee Grantor and subject to the lien of the Master Collateral Agent in each case on the Certificates of Title thereof (collectively, with respect to all of the Lessee Grantors, the "Lessee Grantor Master Collateral Vehicles"), and all Certificates of Title with respect thereto;

              (ii) the Master Collateral Account, all funds on deposit therein from time to time, all certificates and instruments, if any, representing or evidencing any or all of the Master Collateral Account or the funds on deposit therein from time to time, and all Permitted Investments made at any time and from time to time with the funds on deposit in the Master Collateral Account (including income thereon) and all certificates and instruments, if any, representing or evidencing such Permitted Investments;

              (iii) all Vehicle Disposition Programs and incentive programs applicable to Lessee Grantor Master Collateral Vehicles, to the extent such right, title and interest relates to such Lessee Grantor Master Collateral Vehicles, including any amendments thereof and all monies due and to become due in respect of such Lessee Grantor Master Collateral Vehicles under or in connection with each such Vehicle Disposition Program and incentive program, whether payable as Repurchase Payments, Guaranteed Payments, Disposition Proceeds, Incentive Payments, auction sales proceeds, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of any Vehicle Disposition Program or otherwise and all rights to compel performance and otherwise exercise rights and remedies thereunder;

              (iv) all Subleases entered into by such Lessee Grantor the subject of which includes any Master Collateral Vehicle leased by RCFC to such Lessee Grantor under a Lease, and all other contracts, agreements, guarantees, insurance, warranties, instruments or certificates entered into or delivered to such Lessee Grantor in connection with any such Sublease, in each case only to the extent directly relating to any Master Collateral Vehicle, including (but only to such extent), without limitation, all monies due and to become due to such Lessee Grantor under or in connection with such agreements whether payable as rent, guaranty payments, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the agreements or otherwise, and all rights, remedies, powers, privileges and claims of such Lessee Grantor against any other party under or with respect to such agreements (whether arising pursuant to the terms of such agreements or otherwise available to such Lessee Grantor at law or in equity), including the right to enforce any of the agreements as provided herein and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the agreements or the obligations of any party thereunder, all liens and property from time to time purporting to secure payment arising under or in connection with such agreements, or assigned to, such Lessee Grantor describing any collateral securing such obligations or liabilities and all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such obligations and liabilities due to such Lessee Grantor pursuant to such agreements);

              (v)  all Assignment Agreements entered into by such Lessee
       Grantor;

              (vi) all payments under insurance policies (whether or not the Master Collateral Agent is named as the loss payee thereof) with respect to any of the Lessee Grantor Master Collateral Vehicles;

              (vii) all additional property that may on the Closing Date or from time to time hereafter be subjected to the grant and pledge under this Agreement, as the same may be modified or supplemented from time to time, by such Lessee Grantor or by anyone on its behalf; and

              (viii) any and all proceeds, products, offspring, rents or profits of any and all of the foregoing.

       Notwithstanding anything to the contrary contained in this Master Collateral Agency Agreement, the pledge and security interest granted by each of the Lessee Grantors hereunder is an extension of the pledge and security interest granted under the Original Agreement.

       (b) Grant by RCFC. As security for the payment of the respective obligations from time to time owing by RCFC to each other Financing Source (or any Beneficiary as assignee thereof) under the related Financing Documents, RCFC hereby (x) confirms its grant, pledge and assignment pursuant to the Original Agreement and (y) to the extent not covered by clause (x), grants, pledges and assigns to the Master Collateral Agent, for the benefit of the Beneficiaries (to the extent set forth in Sections 2.2 and 2.3), a continuing, first priority Lien on all right, title and interest of RCFC in, to and under the following, whether existing or acquired as of the first Closing Date under the Indenture or thereafter (the "RCFC Master Collateral" and, together with the Lessee Grantor Master Collateral, the "Master Collateral"):

              (i) all vehicles (A) acquired, financed or refinanced with funds provided by any Financing Source or Beneficiary and identified as RCFC Master Collateral Vehicles in any Fleet Report delivered to the Master Collateral Agent and/or (B) identified as being owned by RCFC and subject to the lien of the Master Collateral Agent on the Certificates of Title thereof (collectively, the "RCFC Master Collateral Vehicles"), and all Certificates of Title with respect thereto;

              (ii) the Master Collateral Account, all funds on deposit therein from time to time, all certificates and instruments, if any, representing or evidencing any or all of the Master Collateral Account or the funds on deposit therein from time to time, and all Permitted Investments made at any time and from time to time with the funds on deposit in the Master Collateral Account (including income thereon) and all certificates and instruments, if any, representing or evidencing such Permitted Investments;

              (iii) all Vehicle Disposition Programs and incentive programs applicable to the RCFC Master Collateral Vehicles to the extent such right, title and interest relates to such RCFC Master Collateral Vehicles or to any Program Receivables, including any amendments thereof and all monies due and to become due in respect of such RCFC

       Master Collateral Vehicles or such Program Receivables under or in connection with each such Vehicle Disposition Program, whether payable as Repurchase Payments, Guaranteed Payments, Disposition Proceeds, Incentive Payments, auction sales proceeds, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of the Vehicle Disposition Program or otherwise and all rights to compel performance and otherwise exercise rights and remedies thereunder;

              (iv)   all Assignment Agreements entered into by RCFC;

              (v) all payments under insurance policies (whether or not the Master Collateral Agent is named as the loss payee thereof) with respect to any of the Master Collateral Vehicles;

              (vi) all right, title and interest of RCFC in, to and under the Vehicle Lien Nominee Agreement and the Limited Guaranty and Reimbursement Agreement and any and all payments and proceeds in respect thereof;

              (vii) all additional property that may on the Closing Date or from time to time hereafter be subjected to the grant and pledge under this Agreement, as the same may be modified or supplemented from time to time, by RCFC or by anyone on its behalf; and

              (viii) any and all proceeds, products, offspring, rents, or profits of any of the foregoing.

       Notwithstanding anything to the contrary contained in this Master Collateral Agency Agreement, the pledge and security interest granted by RCFC hereunder is an extension of the pledge and security interest granted under the Original Agreement.

       Each Lessee Grantor, RCFC, each other Financing Source and each Beneficiary hereby authorizes the Master Collateral Agent to be named as the first lienholder on the Certificates of Title for the Master Collateral Vehicles (or, with respect to any Master Collateral Vehicle in an Existing Fleet, to be the assignee of the first lienholder shown on the Certificates of Title), in a representative capacity, as Master Collateral Agent for the Beneficiaries. The Master Collateral Agent agrees that all of its right, title and interest in and to the Master Collateral shall be solely for the respective benefit of each Beneficiary.

       Each Financing Source and each Beneficiary hereby directs the Master Collateral Agent to execute and deliver as of the date set forth herein in its capacity as Master Collateral Agent hereunder each Assignment Agreement hereafter entered into by any of the Lessee Grantors or RCFC.

       (c) Exclusions. Notwithstanding the provisions of Section 2.1(a), it is expressly acknowledged and agreed that the Lessee Grantor Master Collateral does not and shall not in any event include any of the following items or types of property:

              (i) any Franchise Agreement, or any monies due or to become due to the applicable Lessee Grantor under any Franchise Agreement, including, without limitation, monies due or to become due to such Lessee Grantor on account of, relating to or in connection with (a) administrative fees, advertising fees and license or franchise fees under or in connection with any Franchise Agreements, (b) the grant, transfer, sale or other disposition, in whole or in part, of any Franchise Agreement, (c) the sale, lease or other offering by such Lessee Grantor of goods, supplies or products (excluding, however, Master Collateral Vehicles) to any Franchisee or the performance of services by such Lessee Grantor for any Franchisee, (d) insurance programs for Franchisees offered under or in connection with any Franchise Agreement, (e) credit card services provided in connection with any Franchise Agreement, and (f) promissory notes delivered pursuant to or in connection with any Franchise Agreement, or any other accounts, general intangibles, chattel paper, documents and instruments relating to or arising out of or in connection any Franchise Agreement;

              (ii) any advertising or promotional allowances payable to any Lessee Grantor by any Manufacturer;

              (iii) any monies due or to become due to any Lessee Grantor or any Franchisee or Affiliate of any Lessee Grantor from the retail rental of vehicles; or

              (iv) any amounts payable by a Manufacturer to any Lessee Grantor which constitute manufacturer floor plan assistance.

Each Financing Source and each Beneficiary hereby disclaims and affirmatively waives any right, title or interest in and to any of the foregoing items or types of property under or pursuant to this Agreement.

       SECTION 2.2. Designation of Beneficiaries; Beneficiaries' Rights Limited. Each of the Trustee, RCFC and any other Person who from time to time executes a Financing Source and Beneficiary Supplement as a beneficiary is hereby designated as a Beneficiary with respect to the Master Collateral Vehicles designated on the Master Servicer's computer system as Master Collateral Vehicles acquired by or financed with the proceeds advanced by the Financing Sources relating to such Beneficiary or as otherwise provided in a Financing Source and Beneficiary Supplement with respect to such Beneficiary ("Related Vehicles") and the other Master Collateral related thereto (the "Related Master Collateral"). The designation of Related Vehicles with respect to each Beneficiary on the Master Servicer's computer system shall be considered prima facie evidence of such Beneficiary's rights with respect to such Related Vehicles and the Related Master Collateral. If at any time a Beneficiary reasonably believes that such designation by the Master Servicer is incorrect, it may dispute such designation by delivering a written notice to the Master Collateral Agent setting forth its claim as to the correct designation of its Related Vehicles (each a "Redesignation"). The Master Collateral Agent shall, promptly upon receipt of such notice, distribute a copy thereof to each Lessee Grantor, RCFC, each Financing Source and each Beneficiary (other than the Beneficiary disputing the Master Servicer's designation of Related

Vehicles). Each such Financing Source and Beneficiary shall, within ten (10) Business Days of receipt of such notice from the Master Collateral Agent, notify the Master Collateral Agent in writing as to whether it consents to the disputing Beneficiary's Redesignation. If the Master Collateral Agent receives written notice from each such Beneficiary and Financing Source containing its consent to the disputing Beneficiary's Redesignation within the period set forth above, it shall promptly notify the Master Servicer and the Master Servicer shall effect such Redesignation. Each Beneficiary shall be entitled to the benefits of this Agreement only with respect to its Related Vehicles and Related Master Collateral. No Beneficiary shall have any interest in (i) any Master Collateral Vehicle which is not a Related Vehicle as to such Beneficiary, (ii) any funds in the Master Collateral Account that are proceeds of any Master Collateral Vehicle which is not a Related Vehicle as to such Beneficiary, (iii) rights under any Vehicle Disposition Program with respect to any Master Collateral Vehicle which is not a Related Vehicle as to such Beneficiary or (iv) any other Master Collateral which is not Related Master Collateral as to such Beneficiary, in each case regardless of the time, order, manner or nature of attachment or perfection of security interests in Master Collateral Vehicles (including the giving of or failure to give notice of any purchase money security interest or other notice, or the order of filing financing statements), or any provision of the Uniform Commercial Code, the federal Bankruptcy Code, or other applicable law.

       SECTION 2.3. Redesignation of Beneficiaries. RCFC, with respect to the RCFC Master Collateral Vehicles, and each of the Lessee Grantors, with respect to the Lessee Grantor Master Collateral Vehicles, may from time to time refinance Master Collateral Vehicles related to a particular Financing Source with proceeds from a different Financing Source. In connection therewith, the Master Servicer shall designate on its computer system the Financing Source the proceeds of which are used to finance or refinance such Master Collateral Vehicles, and, upon repayment of the Financing Source being refinanced, (x) such Master Collateral Vehicles shall automatically constitute Related Vehicles of the specified Beneficiary or Beneficiaries related to such refinancing Financing Source, and (y) such Master Collateral Vehicles shall cease to be Related Vehicles of the Beneficiary or Beneficiaries related to the refinanced Financing Source. In addition, the Master Servicer may from time to time redesignate on its computer system, to a new Beneficiary related to a Financing Source, one or more Master Collateral Vehicles that are Related Vehicles of another Beneficiary related to such Financing Source, if such related Vehicles have been designated to specific Beneficiaries. Notwithstanding the foregoing, the right of the Master Servicer to redesignate Master Collateral Vehicles that will, after such a refinancing, cease to be Related Vehicles with respect to a Financing Source or Beneficiary shall be subject to the conditions that immediately after giving effect to such redesignation:

              (a) no Default shall exist under the Financing Documents related to such Financing Source Beneficiary (provided, however, that the Master Servicer shall have the right to make such redesignation for the purpose of curing such a Default); and

              (b) Unless otherwise specified in the Financing Source and Beneficiary Supplement therefor, such Financing Source or Beneficiary shall have designated to it Related Vehicles with a collateral value (as determined, in accordance with the Financing Documents relating to the Financing Source or with respect to such Beneficiary, by the Person specified therein or, if no such Person is so specified, by the Master Servicer) not less than the minimum collateral value required in such Financing Documents to support the outstanding loans or securities issued under such Financing Documents.

Each designation of a Beneficiary pursuant to Section 2.2, and each redesignation by the Master Servicer pursuant to this Section 2.3, shall automatically constitute a representation and warranty by the Master Servicer for the benefit of the Beneficiary to which the Master Collateral Vehicle is being designated or redesignated that (i) with respect to such a redesignation, the conditions in Sections 2.3(a) and 2.3(b) have been met, (ii) with respect to such a redesignation, the loans or securities of the original Financing Source with respect to such refinanced Master Collateral Vehicles have been repaid, and (iii) with respect to any such designation or redesignation, all Related Vehicles of such Beneficiary constitute Eligible Vehicles under the relevant Financing Documents. Master Collateral Vehicles shall be redesignated hereunder at their respective Net Book Values, calculated in accordance with the Financing Documents relating to the Financing Source with respect to the applicable Beneficiary. Except as provided in Section 2.5(c), no Beneficiary shall have any interest in any Master Collateral Vehicle or other Master Collateral for which it is no longer designated as the Beneficiary, it being understood that, subject to the satisfaction of the conditions set forth in Sections 2.3(a) and 2.3(b) and repayment of the loans or securities of the original Financing Source with respect to refinanced Master Collateral Vehicles, any such redesignation shall automatically constitute a release by such Beneficiary of any interest therein.

       SECTION 2.4. Master Servicer's Fleet Report. On or prior to the Reporting Date, the Master Servicer shall furnish to the Master Collateral Agent a report (which may be on diskette, magnetic tape or other electronic medium acceptable to the Master Collateral Agent) substantially in the form of Exhibit C ("Fleet Report"), showing for each Financing Source and each Related Vehicle designated thereto, as of the last day of the immediately preceding calendar month and after giving effect to the most recent redesignation of Master Collateral Vehicles (i) the related Beneficiary in respect thereof, (ii) whether such Related Vehicle is a Lessee Grantor Master Collateral Vehicle or an RCFC Master Collateral Vehicle, (iii) the last eight digits of the vehicle identification numbers with respect to such Related Vehicle, and (iv) the Capitalized Cost and Net Book Value of such Related Vehicle (calculated in accordance with the Financing Documents relating to the applicable Financing Source). The Master Collateral Agent shall make the Fleet Report available for inspection by any Financing Source or Beneficiary at the Corporate Trust Office, during normal business hours, upon such Financing Source or Beneficiary's written request. Each Fleet Report shall, upon delivery thereof to the Master Collateral Agent, become Exhibit C hereto and shall replace and supersede all prior Fleet Reports in such capacity. The Master Collateral Agent's sole responsibility with respect to such Fleet Report shall be custodial.

       SECTION 2.5. Master Collateral Account. (a) The Master Collateral Agent shall establish and maintain, or cause to be established and maintained, in the name of Master Collateral Agent for the benefit of the Beneficiaries, one or more accounts (collectively, the "Master Collateral Account"), each bearing a designation clearly indicating that the funds deposited therein are held for the respective benefit of each Beneficiary and, in each case, as to which sole dominion and control shall be vested in the Master Collateral Agent. The Master Collateral Account shall be maintained (i) with one or more Qualified Institutions, or (ii) as segregated trust accounts with the corporate trust departments of depository institutions or trust companies having corporate trust powers so long as each such institution has a credit rating for its unsecured long-term debt not lower than investment grade by Standard & Poor's. If the Master Collateral Account (or any subaccount thereof) is not maintained in accordance with the previous sentence, then within ten (10) Business Days after a Responsible Officer has received written notice from any related Beneficiary or Financing Source to establish a new Master Collateral Account or subaccount thereof or has actual notice followed by written confirmation (which confirmation the Master Collateral Agent shall use its best efforts to obtain as soon as practicable at the request of the related Beneficiary or Financing Source) of such fact, the Master Collateral Agent shall establish a new Master Collateral Account (or a new subaccount) which complies with such sentence and transfer into the new Master Collateral Account (or subaccount) all funds from the non-qualifying Master Collateral Account (or subaccount). Initially, the Master Collateral Account will be established with BOK and Bankers Trust Company, and both accounts together shall be the Master Collateral Account.

       (b) The Servicers and the Grantors shall direct all payments representing (i) Disposition Proceeds, (ii) Guaranteed Payments and Repurchase Payments under Vehicle Disposition Programs, (iii) Incentive Payments under incentive programs, (iv) all payments under the Subleases and (v) all other payments or other proceeds arising from the Master Collateral to be deposited directly into the Master Collateral Account. In the event that the Master Servicer, any Servicer, RCFC or any Financing Source shall receive directly any such payments or proceeds, including cash, securities, obligations or other property, such Person shall accept in constructive trust for the Master Collateral Agent, and hold and deposit into the Master Collateral Account at Bankers Trust Company within two (2) Business Days of receipt thereof, any of the foregoing payments or proceeds received directly by such Person in respect of the Master Collateral, with the endorsement or other evidence of transfer of such Person when necessary or appropriate. Each Grantor shall designate the Master Collateral Agent as loss payee on its physical damage and comprehensive insurance policies on the Master Collateral Vehicles. The Master Collateral Agent shall, within one (1) Business Day after receipt thereof, notify the Master Servicer when funds are deposited in the Master Collateral Account and the amount of such funds and promptly thereafter, but in no event more than two
(2) Business Days after the receipt of such notice from the Master Collateral Agent, the Master Servicer shall instruct the Master Collateral Agent in writing (upon which instruction the Master Collateral Agent is entitled to conclusively rely) with respect to funds received hereunder as to (i) the aggregate amount thereof which represents payments or other proceeds arising from the Related Vehicles and Related Master Collateral of each Beneficiary,
(ii) upon the occurrence and during the continuance of a Default and as needed under clause (c) or (d) below or, in the sole judgment of the Master Servicer, as otherwise needed, the dollar amount thereof that is derived from Lessee Grantor Master Collateral and from RCFC Master Collateral, (iii) the dollar amount of Sublease payments, insurance payments, warranty payments and other payments, as set forth below, in each case relating to Master Collateral Vehicles, which, so long as no Default under the related Financing Documents has occurred and is continuing or would result therefrom, may be withdrawn from the Master Collateral Account and distributed to the applicable Lessee Grantor, (iv) the dollar amount of funds not constituting Master Collateral (which may be distributed at any time to the Person entitled thereto), and (v) any additional information provided by the Master Servicer pursuant to and in accordance with
Section 24.4(a) of the Lease. The Master Collateral Agent shall promptly after receipt of instructions from the Master Servicer (upon which instructions the Master Collateral Agent may conclusively rely), but in no event later than ten
(10) days after any such payments or proceeds are first received by RCFC, a Lessee Grantor, the Trustee or the Master Collateral Agent (including by deposit in the Master Collateral Account), distribute or cause to be distributed to each Beneficiary, in an amount specified by the Master Servicer as provided above, the funds in the Master Collateral Account representing payments or other proceeds arising from the Related Vehicles and Related Master Collateral of such Beneficiary, to an account previously specified in writing by such Beneficiary to the Master Collateral Agent; provided, however, that the Master Servicer shall not direct the Master Collateral Agent to so remit any amount in respect of Lessee Grantor Master Collateral or RCFC Master Collateral, as the case may be, that would exceed the amount required to pay all amounts owing to such Beneficiary or to the Financing Source related to such Beneficiary by RCFC or the Lessee Grantors, respectively; and provided, further, that so long as no Default has occurred and is continuing or would result therefrom, all funds representing (x) payments under a Sublease or under any contract, agreement, guaranty, insurance, warranty, instrument or certificate entered into by or delivered to a Lessee Grantor, in connection with a Sublease, or (y) payments under insurance policies or warranties payable by reason of loss or damage to, or otherwise with respect to, any of the Master Collateral Vehicles, shall promptly be distributed to the applicable Lessee Grantor, to an account previously specified in writing by such Lessee Grantor, or as the applicable Lessee Grantor shall otherwise direct. Notwithstanding the foregoing, the Master Servicer may at any time instruct the Master Collateral Agent to release any funds not constituting Master Collateral to the Person entitled thereto.

       (c) At such time as no further distributions from a Lessee Grantor to a Financing Source, pursuant to the Financing Documents, are required or will be required to be made to a Beneficiary in accordance with Section 2.5(b), and any applicable bankruptcy preference period has expired, all remaining funds deposited in respect of Lessee Grantor Master Collateral in the Master Collateral Account and allocated to such Beneficiary shall promptly be distributed to such Lessee Grantor upon the written direction of the Master Servicer.

       (d) At such time as no further distributions from RCFC to a Financing Source, pursuant to the Financing Documents, are required or will be required to be made to a Beneficiary in accordance with Section 2.5(b), and any applicable bankruptcy preference period has expired, all remaining funds deposited in respect of RCFC Master Collateral in the Master Collateral Account and allocated to such Beneficiary shall promptly be distributed to RCFC upon the written direction of the Master Servicer.

       (e) If at any time the Master Collateral Agent, a Servicer or the Master Servicer shall receive any funds to which it is not entitled pursuant to the provisions of this Agreement, such Servicer or the Master Servicer shall so advise the Master Collateral Agent (upon which advice the Master Collateral Agent may conclusively rely) and the Master Collateral Agent or such Servicer or the Master Servicer, as the case may be, shall forthwith take reasonable steps to ensure that such funds are remitted to the Person so entitled thereto, such remittance to be made promptly after the determination thereof and if by the Master Collateral Agent, as directed in writing by the Master Servicer.

       (f) The Master Servicer shall instruct (upon which instruction the Master Collateral Agent may conclusively rely) the Master Collateral Agent in writing to invest funds on deposit in the Master Collateral Account in Permitted Investments. If the Master Collateral Agent does not receive instructions from the Master Servicer prior to 11:00 a.m., New York City time, on any day as to the distribution or investment of any funds in the Master Collateral Account, then the Master Collateral Agent shall invest such funds in Permitted Investments set forth in Exhibit H, as the same may be from time to time revised by the Master Servicer upon three (3) Business Days' prior written notice to the Master Collateral Agent (the "Investment Standing Instruction"). All such investments shall be redeemable or mature on the next Business Day. Neither the Master Servicer nor the Master Collateral Agent shall be responsible for any losses incurred on any investments made pursuant to and in accordance with this paragraph (f). The Master Collateral Agent shall, in accordance herewith, be entitled to rely upon the most recent Investment Standing Instruction or other written instruction received pursuant to this
Section 2.5(f).

       SECTION 2.6. Certificates of Title. Each Servicer shall hold in trust, as agent of and as custodian for the Master Collateral Agent, all Certificates of Title for Master Collateral Vehicles leased by such Servicer under a Lease. The applicable Servicer shall (i) hold all such Certificates of Title under lock and key, in a safe fireproof location at one or more of the offices specified in Exhibit D (as the same may be from time to time revised by the applicable Servicer upon thirty (30) days' prior written notice to the parties hereto), and (ii) not release or surrender any Certificate of Title except in accordance with this Agreement (and in any event not release or surrender any of the Certificates of Title other than Certificates of Title as to which the Lien of the Master Collateral Agent has been released in accordance with this Agreement). The applicable Servicer shall cause the Certificates of Title with respect to each Master Collateral Vehicle leased by it under a Lease (other than a Master Collateral Vehicle included in an Existing Fleet) to show the applicable Lessee Grantor, and with respect to each RCFC Master Collateral Vehicle to show RCFC, as the registered owner thereof and to show Bankers Trust Company, as agent (or as otherwise required under governing law to perfect the Lien of the Master Collateral Agent), as the first lienholder at the address referred to in the next sentence. The Master Collateral Agent has established a post office box in Tulsa, Oklahoma at an address specified in Section 5.2 hereof, to be used from and after the date hereof as its exclusive address as first lienholder noted on the Certificates of Title. The Master Collateral Agent shall, on a semi-weekly basis, forward to each Lessee Grantor at its address set forth in Section 5.2 hereof, all Certificates of Title received at such post office box address titled in the name of such Lessee Grantor, all Certificates of Title received at such post office box address titled in the name of RCFC.

       SECTION 2.7. Notation of Liens; Release of Collateral. (a) The Master Collateral Agent hereby grants to each Servicer a limited power of attorney, with full power of substitution, to take any and all actions, in the name of the Master Collateral Agent, (i) to note the Master Collateral Agent as the holder of a first lien on the Certificates of Title, and/or otherwise ensure that the first Lien shown on any and all Certificates of Title (other than any Certificates of Title relating to an Existing Fleet) is in the name of the Master Collateral Agent, (ii) to release the Master Collateral Agent's Lien on any Certificate of Title in connection with the sale or disposition of the related Master Collateral Vehicle permitted pursuant to the provisions of the Financing Documents relating to such Master Collateral Vehicle; and (iii) to release the Master Collateral Agent's Lien on any Certificate of Title with respect to any Master Collateral Vehicle which is not a Related Vehicle with respect to any Beneficiary or with respect to which all obligations under the Financing Documents to each related Beneficiary have been satisfied in full (and any applicable bankruptcy preference period has expired). Nothing in this Agreement shall be construed as authorization from the Master Collateral Agent to any Servicer to release any Lien on any Certificate of Title except upon compliance with this Agreement.

       (b) Each Beneficiary may cause the Master Collateral Agent to terminate the limited power of attorney referred to in Section 2.7(a) (including the related power granted under Section 2.8) with respect to such Beneficiary's Related Vehicles after the occurrence, and during the continuance, of a Default (after giving effect to any cure period or grace period) under the Financing Documents relating to the Financing Source with respect to such Beneficiary by giving written notice to such effect to the applicable Servicer and the Master Collateral Agent. The Master Collateral Agent agrees that upon receipt of any such notice it shall promptly terminate such power of attorney with respect to such Beneficiary's Related Vehicles by giving written notice to such effect to the applicable Servicer. The power of attorney referred to in Section 2.7(a) (including the related power granted under Section 2.8) will also terminate following the resignation or removal of the Master Collateral Agent pursuant to
Section 4.5. The Master Collateral Agent will follow the direction (upon which direction the Master Collateral Agent may conclusively rely) of the applicable Servicer to release liens on Master Collateral Vehicles unless either a contrary direction is received from a Financing Source or Beneficiary or the Financing Documents require direction to be given by another party. In connection with any release permitted under this Section 2.7, the Master Collateral Agent and each Beneficiary agrees to execute such further documents, if any, as may be reasonably requested by the applicable Servicer to effect such release.

       SECTION 2.8. Power of Attorney. To further evidence the limited power of attorney referred to in Section 2.7, the Master Collateral Agent agrees that upon request of the Servicer it will execute a separate power of attorney substantially in the form of Exhibit E.


                                  ARTICLE III

                              THE MASTER SERVICER

       SECTION 3.1. Acceptance of Appointment. Each Financing Source and each Beneficiary hereby appoints DTAG, and DTAG hereby accepts such appointment and agrees to act, as the initial Master Servicer under this Agreement. The Master Collateral Agent acknowledges such appointment.

       SECTION 3.2. Master Servicer Functions. The Master Servicer shall service and administer the Master Collateral Vehicles, and without limitation of the foregoing, the Master Servicer shall: (i) cause the Master Collateral Agent to be shown as the first lienholder on all Certificates of Title with respect to the Master Collateral Vehicles (other than Certificates of Title relating to an Existing Fleet), and forward to the Servicer of the related Vehicle all such Certificates of Title titled in the name of RCFC, (ii) in accordance with the requirements of the Financing Documents related to a Financing Source and as applicable thereunder, designate as Related Vehicles on its computer system with respect to each Beneficiary related to such Financing Source and in accordance with Sections 2.2 and 2.3 hereof, Master Collateral Vehicles (a) that have been purchased by or purchased, financed or refinanced with funds provided by such Financing Source or as otherwise provided in a Financing Source and Beneficiary Supplement with respect to such Beneficiary, or (b) with a collateral value (as determined under the relevant Financing Documents relating to the Financing Source with respect to such Beneficiary) not less than the collateral value required in such Financing Documents to be allocated to such Beneficiary to support the outstanding loans or securities issued or obligations arising under such Financing Documents, (iii) direct payments and other proceeds due under the Vehicle Disposition Programs and payments and other proceeds with respect to other Master Collateral to be deposited directly into the Master Collateral Account by the Manufacturers, related auction dealers, eligible franchisees and any other Person making such a payment, in accordance with this Agreement and allocate such payments to the various Beneficiaries, (iv) furnish the Fleet Report as provided in Section 2.4, (v) instruct the Master Collateral Agent to make distributions, withdrawals and payments from the Master Collateral Account in accordance with Sections 2.5(b) through 2.5(d) in accordance with the related Financing Documents, (vi) execute and deliver, for the benefit of the Beneficiaries, any and all documents with respect to the Master Collateral Vehicles and the Vehicle Disposition Programs and, to the extent permitted under and in compliance with applicable law and regulations, commence enforcement proceedings with respect to such Vehicle Disposition Programs,(vii) perform the functions described in Section 2.7, and (viii) otherwise administer and service (or cause to be administered or serviced) Master Collateral Vehicles in accordance with this Agreement and the Financing Documents and duly perform all of its obligations specified herein and therein. The Master Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with its servicing and administration duties which it may deem necessary or desirable to accomplish such servicing and administration duties and which does not materially adversely affect the interests of any Beneficiary, unless otherwise prohibited by applicable Financing Documents or applicable law and regulations. Nothing in this Agreement shall at any time prevent the Master Servicer from in good faith taking any action to assure that its systems and records relating to the Master Collateral Vehicles and the Financing Sources are at all times accurate.

       SECTION 3.3. The Master Servicer Not to Resign. Without the prior written consent of the Master Collateral Agent, each of the Financing Sources and Beneficiaries, and the Rating

Agencies, the Master Servicer shall not resign from the obligations and duties imposed on it hereunder.

       SECTION 3.4. Servicing Rights of Master Collateral Agent. If the Master Servicer resigns or shall fail to perform any of its obligations hereunder, which failure adversely affects one or more Beneficiaries to a material degree, the Master Collateral Agent, at the direction and at the expense of the Beneficiaries so adversely affected thereby, shall take such action or cause such action to be taken (pursuant to Section 4.1(d)), to perform such obligations as shall be so directed by such Beneficiaries, whereupon the Master Collateral Agent shall have full right and authority to take or cause to be taken such action so directed, provided, that, such action or direction is permitted by the related Financing Documents or this Agreement and that the Master Collateral Agent is indemnified to its satisfaction in connection therewith.

       SECTION 3.5. Incumbency Certificate. With the delivery of this Master Collateral Agency Agreement and from time to time thereafter, each Servicer, RCFC and the Master Servicer shall furnish to the Master Collateral Agent a certificate (each, an "Incumbency Certificate") certifying as to the incumbency and specimen signatures of officers of each Servicer, RCFC and the Master Servicer, respectively (the "Authorized Agents"), authorized to act, and to give instructions and notices, on behalf of each such Servicer, RCFC and the Master Servicer, respectively, hereunder. Until the Master Collateral Agent receives a subsequent Incumbency Certificate, the Master Collateral Agent shall be entitled to rely on the last such Incumbency Certificate delivered to it for purposes of determining the Authorized Agents.


                                   ARTICLE IV

                          THE MASTER COLLATERAL AGENT

       SECTION 4.1. Appointment. (a) Each Financing Source and each Beneficiary, by its execution of this Agreement, appoints Bankers Trust Company as the Master Collateral Agent under and for purposes of this Agreement. Each Financing Source and each Beneficiary authorizes the Master Collateral Agent to act on behalf of such Financing Source and Beneficiary under this Agreement and, in the absence of other written instructions from a Beneficiary with respect to its Related Vehicles and Related Master Collateral as may be received from time to time by the Master Collateral Agent (with respect to which the Master Collateral Agent agrees that it will comply), subject to the other provisions of this Article IV, to exercise such powers hereunder as are specifically delegated to or required of the Master Collateral Agent by the terms hereof and to exercise such powers as are provided to each Financing Source and Beneficiary with respect to its Related Vehicles and other Related Master Collateral under the related Financing Documents, along with such powers as may be reasonably incidental thereto. The Master Collateral Agent is hereby irrevocably appointed the true and lawful attorney-in-fact of each of the Beneficiaries, in its name and stead, for such purposes as are necessary or desirable to effectuate the provisions of this Agreement, including, without limitation, in exercising remedies upon or otherwise dealing with the Master Collateral. Each such power of attorney is irrevocable and coupled with an interest.

       (b) If and whenever a Default shall have occurred and be continuing, the Master Collateral Agent may and, at the direction of the applicable related Beneficiary (as provided in the next succeeding sentence) shall, exercise from time to time any rights and remedies available to it under applicable law or any Financing Document. If any Beneficiary notifies the Master Collateral Agent in writing that it or the Master Collateral Agent has the right to act with respect to the Beneficiary's related Master Collateral pursuant to its related Financing Documents or pursuant to the UCC as in effect in the applicable jurisdiction, then the Master Collateral Agent, if it has been indemnified to its satisfaction and is legally able to do so, shall exercise or arrange for the exercise of any and all rights, remedies, powers and privileges available to such Beneficiary or the Master Collateral Agent with respect to the Beneficiary's related Master Collateral to the extent and in the manner directed by such Beneficiary, at such Beneficiary's expense and subject to the other provisions of this Agreement (including, without limitation, Section 4.4(g)), as permitted under the related Financing Documents and under relevant law and regulations, including, without limitation, the transmission of notices of default, repossession of Related Vehicles, and the institution of legal or administrative actions or proceedings. Each of the Lessee Grantors, RCFC, the Beneficiaries and the Financing Sources agrees that the Master Collateral Agent may exercise such rights, remedies, powers and privileges assigned to it or in lieu of a Beneficiary in accordance with the preceding sentence and agrees that the Grantors shall reimburse the Master Collateral Agent for such enforcement expenses only to the same extent that they would be obligated to reimburse the Master Collateral Agent or the applicable Beneficiary for such enforcement expenses pursuant to the related Financing Documents.

       (c) Instructions given to the Master Collateral Agent by any Beneficiary shall comply (and delivery of any such instructions by a Beneficiary to the Master Collateral Agent shall be deemed to be a representation and warranty by such Beneficiary that such instructions comply) with the Financing Documents of such Beneficiary and with applicable law and regulations.

       (d) The Master Collateral Agent may at any time delegate any duties or obligations hereunder (including, but not limited to, any duties or obligations arising pursuant to Section 3.4 or 4.1(b) hereof) to any Person (other than, with respect to any actions as agent of the Beneficiaries as secured parties, any Person with any other interest in the Master Collateral) who agrees to conduct such duties in accordance with the terms hereof. Any such delegation shall not constitute a resignation within the meaning of Section 4.5 hereof and the Master Collateral Agent shall not be liable for the negligence, acts or omissions of such Persons so long as such Persons are selected with due care. If any such delegation occurs, notification of the identity of such Person shall be given to the Servicer, the Beneficiaries and the Rating Agencies.

       (e) If, at the time a Default exists under the Financing Documents related to a Beneficiary, the Master Collateral Agent shall default in its obligation or for any reason be unwilling or legally unable to exercise the rights, remedies, powers or privileges with respect to the Related Master Collateral of a Beneficiary in accordance with the direction of such Beneficiary (including any rights under Section 3.4 or 4.1(b)), the Master Collateral Agent shall, upon the written request of such Beneficiary, assign (without recourse to the Master Collateral Agent) to such Beneficiary the Master Collateral Agent's security interest in such Beneficiary's Master Collateral and shall prepare and execute those instruments and documents necessary to effectuate such assignment (including, if necessary, the execution of documents necessary to change the name of the first lienholder on Certificates of Title for such Beneficiary's Related Vehicles to such Beneficiary or its agent or assignee).

       (f) Bankers Trust Company, in its individual or in any other capacity (including as Trustee), may be a Beneficiary hereunder and as such shall be entitled to all of the protections and rights of a Beneficiary under this Agreement without regard to its capacity as Master Collateral Agent hereunder.

       (g) Within three (3) Business Days of receipt by the Master Collateral Agent from a Manufacturer of any material information pertaining to payments of Disposition Proceeds, Guaranteed Payments, Repurchase Payments, or Incentive Payments, or any payments arising under the Subleases, made or to be made to the Master Collateral Account, the Master Collateral Agent shall provide such information to the Master Servicer.

       SECTION 4.2. Representations. Bankers Trust Company hereby represents and warrants that (i) it has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and (ii) the execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action on its part, and this Agreement is the legal, valid and binding obligation of Bankers Trust Company, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and by the application of equitable principles.

       SECTION 4.3. Exculpatory Provisions. The Master Collateral Agent makes no representations as to the value or condition of the Master Collateral or any part thereof, the status or designation of any Master Collateral Vehicle as a Related Vehicle to any Beneficiary pursuant to Section 2.2 hereof, as to the title of any Lessee Grantor or RCFC thereto, as to the protection afforded by this Agreement, as to the Fleet Report, any statements, representations or warranties made by any other Person in or in connection with this Agreement or any Financing Document, as to the validity, execution (except its own execution), enforceability of this Agreement (except as against itself), priority, perfection, legality or sufficiency of this Agreement or any Financing Document or any documents or instruments referred to therein, or the sufficiency or effectiveness or perfection or priority of any Lien on any collateral described in this Agreement, or as to the validity or collectibility of any obligation contemplated by this Agreement, and the Master Collateral Agent shall incur no liability or responsibility in respect of any such matters; provided, however, that the Master Collateral Agent shall not be relieved from liability for its own gross negligence or willful misconduct.
The Master Collateral Agent shall not be charged with knowledge of the contents of any Fleet Report or any Financing Document. The Master Collateral Agent shall not be responsible for insuring the Master Collateral. Any reference herein to actual knowledge of the Master Collateral Agent shall mean actual knowledge of a Responsible Officer of the Master Collateral Agent assigned to and working in its Corporate Trust Office.

       SECTION 4.4. Limitations on Powers and Duties of the Master Collateral Agent. (a) The Master Collateral Agent undertakes to perform only the duties expressly set forth herein and no implied duties shall be read into this Agreement.

       (b) The Master Collateral Agent may exercise the rights and powers granted to it by this Agreement, together with such powers as are reasonably incidental thereto, but only pursuant to the terms of this Agreement.

       (c) The Master Collateral Agent's duty of care shall be solely to deal with the Master Collateral as it would with property of its own.

       (d) The Master Collateral Agent shall have no authority to grant, convey or assign the Certificates of Title or change the notation of a security interest thereon or deal with the Certificates of Title in any way except as expressly provided herein.

       (e) The Master Collateral Agent shall have no liability or responsibility for (i) any release of Master Collateral or other act or omission by a Servicer pursuant to Section 2.7 or 2.8, (ii) any act of a Servicer taken in its own name or the name of the Master Collateral Agent, or
(iii) custody of any Certificates of Title not delivered to it and required to be held by it in connection with this Agreement.

       (f) The Master Collateral Agent shall have no duty to calculate, compute or verify, and shall not be held in any manner responsible for the content of the Fleet Report, except to verify that the certificate filed therewith conforms to the form of Exhibit C.

       (g) Except as required by the specific terms of this Agreement, the Master Collateral Agent shall have no duty to exercise or to refrain from exercising any right, power, remedy or privilege granted to it hereby, or to take any affirmative action or refrain from taking any affirmative action hereunder, unless directed to do so by Beneficiaries specified herein as being entitled to direct the Master Collateral Agent hereunder (and shall be fully protected in acting or refraining from acting pursuant to or in accordance with such directions, which shall be binding on each Lessee Grantor, RCFC, and each of the Financing Sources and Beneficiaries). Notwithstanding anything herein to the contrary, the Master Collateral Agent shall not be required to take any action that is or may be contrary to law or to the terms of this Agreement, any Financing Document or any other agreement or instrument relating to the Master Collateral, or which might subject it or any of its directors, officers, employees or agents to personal or financial liability. If any indemnity provided should become, in the determination of the Master Collateral Agent, inadequate, the Master Collateral Agent may call for additional indemnity and cease to act until and unless such additional indemnity is given.

       (h) The Master Collateral Agent may, in its sole discretion, retain counsel, agents, independent accountants and other experts selected by it and may act in reliance upon the advice of such counsel, independent accountants and other experts concerning all matters pertaining to the agencies hereby created and its duties hereunder, and shall be held harmless and shall not be liable for any action taken or omitted to be taken by it in good faith in reliance upon or in accordance with the statements and advice of such counsel, agents, accountants and other experts. The Master Collateral Agent shall have the right at any time to seek instructions concerning its duties and actions under this Agreement from any court of competent jurisdiction.

       (i) If the Master Collateral Agent receives unclear or conflicting instructions, it shall be entitled to refrain from taking action until clear or non-conflicting instructions are received, but shall inform the instructing party or parties promptly of its decision to refrain from taking such action. Without limiting the foregoing, in the event that the Master Collateral Agent receives unclear or conflicting instructions from Beneficiaries hereunder or there is any other disagreement between the other parties hereto resulting in adverse claims and demands being made in connection with the Master Collateral, or in the event that the Master Collateral Agent in good faith is in doubt as to what action it should take hereunder, the Master Collateral Agent shall be entitled to retain the Master Collateral until the Master Collateral Agent shall have received (i) a final nonappealable order of a court of competent jurisdiction directing delivery of the Master Collateral or (ii) a written agreement executed by all the other parties hereto directing delivery of the Master Collateral in which event the Master Collateral Agent shall disburse the Master Collateral in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Master Collateral Agent to the effect that such order is final and nonappealable.

       (j) The Master Collateral Agent shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, any Financing Document or any other agreements or instruments relating to the Master Collateral on the part of any party hereto or thereto or to inspect any books and records relating to the Master Collateral.

       (k) The Master Collateral Agent shall be entitled to rely on any communication, certificate, instrument, opinion, report, notice, paper or other document reasonably believed by it to be genuine and correct and to have been signed, given or sent by the proper Person or Persons. The Master Collateral Agent shall be entitled to assume that no Default shall have occurred and be continuing and that the Master Collateral Account, and any funds on deposit in or to the credit of such Master Collateral Account, are not subject to any writ, order, judgment, warrant of attachment, execution or similar process (collectively a "writ"), unless (i) a Responsible Officer of the Master Collateral Agent has actual knowledge thereof or (ii) the Master Collateral Agent has received written notice from a Lessee Grantor, RCFC, a Servicer, the Master Servicer, a Beneficiary or a Financing Source that such a Default has occurred or such writ has been issued and, in each case, continues to be in effect, which notice specifies the nature thereof.

       (l) Bankers Trust Company, in its individual capacity, may accept deposits from, lend money to and generally engage in any kind of business with any Lessee Grantor, any Financing Source, any Manufacturer and their respective affiliates as if it were not the agent of the Beneficiaries or the Financing Sources.

       (m) The Master Collateral Agent shall not be accountable for the use or application by any person of disbursements properly made by the Master Collateral Agent in conformity with the provisions of this Agreement.

       (n) The Master Collateral Agent may exercise any of its duties hereunder by or through agents or employees in accordance with Section 4.1(d). The possession of the Master Collateral by such agents or employees shall be deemed to be the possession of the Master Collateral Agent. No provision of this Agreement shall require the Master Collateral Agent to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any duties hereunder or in the exercise of any rights and powers hereunder unless the Master Collateral Agent is provided with an indemnity from one or more Beneficiaries, satisfactory to the Master Collateral Agent in its sole discretion.

       SECTION 4.5. Resignation and Removal of Master Collateral Agent. (a) The Master Collateral Agent may, at any time with or without cause by giving forty-five (45) days' prior written notice to the Master Servicer, RCFC, the Financing Sources and the Beneficiaries, resign and be discharged of its responsibilities hereunder created, such resignation to become effective upon the appointment by the Master Servicer and RCFC of a successor Master Collateral Agent with the approval of the Required Beneficiaries (which approval shall not be unreasonably withheld) and the acceptance of such appointment by such successor Master Collateral Agent or the appointment thereof by a court of competent jurisdiction (as and to the extent provided in the related Financing Documents). The Master Servicer and RCFC shall, promptly upon receipt thereof, provide a copy of the notice from the Master Collateral Agent referred to in the preceding sentence to each Rating Agency. The Master Collateral Agent may be removed by the Master Servicer or RCFC at any time (with or without cause) upon thirty (30) days' written notice by the Master Servicer or RCFC, as the case may be, to the Master Collateral Agent and each of the Rating Agencies, and the approval of the successor Master Collateral Agent by the Required Beneficiaries, which approval will not be unreasonably withheld; provided, however, that if either the Master Servicer or RCFC is in default under this Agreement or any Financing Document and such default has a material adverse effect on the Beneficiaries, then so long as such default continues, the right of the Master Servicer or RCFC, as applicable, to remove the Master Collateral Agent shall cease and the non-defaulting party shall have, or if both the Master Servicer and RCFC are then in default, then the Required Beneficiaries shall have the right to remove the Master Collateral Agent (with or without cause) upon thirty (30) days' written notice to the Master Servicer RCFC, the Master Collateral Agent and each of the Rating Agencies; provided, further, that no removal of the Master Collateral Agent shall be effective until the appointment of a successor Master Collateral Agent and acceptance of such appointment by such Master Collateral Agent. Any removed Master Collateral Agent shall be entitled to its reasonable fees and expenses to the date the successor Master Collateral Agent assumes the Master Collateral

Agent's duties hereunder. The indemnification of Section 4.10 shall survive the termination of the other provisions of this Agreement as to the predecessor Master Collateral Agent. If no successor Master Collateral Agent shall be appointed and approved within thirty (30) days from the date of the giving of the aforesaid notice of resignation or within thirty (30) days from the date of such notice of removal, the Master Collateral Agent, on behalf of the Master Servicer and RCFC, each Financing Source and each Beneficiary may appoint a successor Master Collateral Agent to act until such time, if any, as a successor Master Collateral Agent shall be appointed as above provided. If a successor Master Collateral Agent does not take office within thirty (30) days after the retiring Master Collateral Agent resigns or is removed, the retiring Master Collateral Agent, on behalf of the Master Servicer and RCFC, each Financing Source and each Beneficiary may petition any court of competent jurisdiction for the appointment of a successor Master Collateral Agent. Any successor Master Collateral Agent so appointed by such court shall immediately without further act supersede any predecessor Master Collateral Agent. Upon the appointment of a successor Master Collateral Agent hereunder, the predecessor Master Collateral Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement.

       (b) The appointment and designation referred to in Section 4.5(a) shall, after any required filing, be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor Master Collateral Agent, without any further act, deed or conveyance, all of the estate and title of its predecessors and upon such filing for record the successor Master Collateral Agent shall become fully vested with all the estates, properties, rights, powers, duties, authority and title of its predecessors; but any predecessor Master Collateral Agent shall, nevertheless, on payment of its charges and on the written request of the Required Beneficiaries, the Master Servicer, RCFC or any successor Master Collateral Agent empowered to act as such at the time any such request is made, execute and deliver an instrument without recourse or representation transferring to such successor all the estates, properties, rights, powers, duties, authority and title of such predecessor hereunder and shall deliver all securities, deposits and monies held by it to such successor Master Collateral Agent.

       SECTION 4.6. Status of Successors to Master Collateral Agent. Every successor to the Master Collateral Agent appointed pursuant to Section 4.5 shall be a bank or trust company in good standing and having power so to act and incorporated under the laws of the United States or any State thereof or the District of Columbia, and shall also have capital, surplus and undivided profits of not less than $50,000,000 if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the trust upon reasonable or customary terms. The Master Servicer shall give the Rating Agencies written notice prior to any successor Master Collateral Agent being appointed pursuant to Section 4.5.

       SECTION 4.7. Merger of the Master Collateral Agent. Any corporation into which the Master Collateral Agent shall be merged, or with which it shall be converted or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Collateral Agent shall be a party shall be the Master Collateral Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

The Master Collateral Agent shall give the Rating Agencies, the Master Servicer, RCFC and the Servicer written notice (which, if practicable, shall be prior written notice) of any such merger, conversion or consolidation.

       SECTION 4.8. Compensation and Expenses. The Lessee Grantors, jointly and severally, shall pay to the Master Collateral Agent, from time to time (i) compensation for its services hereunder for administering the Master Collateral as set forth in the fee letter dated as of December 21, 1995, between Thrifty and the Master Collateral Agent, as such letter may be amended, modified or supplemented from time to time, and (ii) all reasonable fees and out-of-pocket expenses (including the fees and expenses of counsel) of the Master Collateral Agent (A) arising in connection with the preparation, execution, delivery, or modification of this Agreement and/or the enforcement of any of the provisions hereof or (B) incurred in connection with the administration of the Master Collateral, the sale or other disposition of Master Collateral pursuant to this Agreement or to any Financing Document and/or the preservation, protection or defense of the Master Collateral Agent's rights under this Agreement and the Financing Documents and in and to the Master Collateral.

       SECTION 4.9. Stamp, Other Similar Taxes and Filing Fees. The Lessee Grantors, jointly and severally, shall indemnify and hold harmless the Master Collateral Agent from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with this Agreement or any Master Collateral. The Lessee Grantors, jointly and severally, shall pay, or reimburse the Master Collateral Agent for, any and all amounts in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or determined to be payable in respect of the execution, delivery, performance and/or enforcement of this Agreement. Nothing in this Section 4.9 shall relieve the Master Servicer of its responsibility and liability for filings and recordings with respect to this Agreement and the Master Collateral.

       SECTION 4.10. Indemnification. The Lessee Grantors, jointly and severally, shall pay, and indemnify and hold the Master Collateral Agent and each of the officers, employees, directors and agents thereof harmless from and against, any and all liabilities (including liabilities for penalties and liabilities arising or resulting from actions or suits), obligations, losses, judgments, demands, damages, claims, costs or expenses of any kind or nature whatsoever that may at any time be imposed on, incurred by, or asserted against, the Master Collateral Agent or any such officers, employees, directors or agents in any way relating to or arising out of the execution, delivery, amendment, enforcement, performance and/or administration of this Agreement, including reasonable fees and expenses of counsel and other experts, and the Lessee Grantors, jointly and severally, shall reimburse each Beneficiary for any payments made by such Beneficiary to the Master Collateral Agent or any such officers, employees, directors or agents for any of the foregoing; provided, however, that the Lessee Grantors shall not be liable for the payment of any portion of such liabilities (including liabilities for penalties and liabilities arising or resulting from actions or suits), obligations, losses, judgments, demands, damages, claims, costs or expenses of the Master Collateral Agent or any such officers, employees, directors or agents which resulted from the gross negligence or willful misconduct of the Master Collateral Agent or any such agent. The Master Collateral Agent shall not be responsible for the negligence of any agent appointed with due care.

       Each of the Beneficiaries (other than the Trustee) agrees, in accordance with its pro rata portion of the Master Collateral, to indemnify and hold the Master Collateral Agent and each of its officers, employees, directors and agents harmless to the same extent as the Lessee Grantors in accordance with the foregoing paragraph but only to the extent that the Master Collateral Agent has not been paid by the Lessee Grantors pursuant to such paragraph. This
Section 4.10 shall survive the termination of this Agreement and the resignation or removal of the Master Collateral Agent.


                                   ARTICLE V

                                 MISCELLANEOUS

       SECTION 5.1. Amendments, Supplements and Waivers. This Agreement may be amended, waived, terminated, supplemented or otherwise modified pursuant to a writing executed by the Master Collateral Agent, each Beneficiary, each Financing Source, each Lessee Grantor, each Servicer, RCFC and the Master Servicer; provided, however, that (i) the consent of each Beneficiary and each Financing Source need not be obtained in connection with the execution of a supplement or amendment that only adds a Financing Source or Beneficiary as a party to this Agreement and (ii) an amendment may be executed without the consent of any Beneficiary or any Financing Source if such amendment is effected only to cure an ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Master Collateral Agency Agreement or any other such Related Document; provided, that such action pursuant to this clause shall not have a material adverse effect on the interests of any Beneficiary or any Financing Source in any material respect. Additional Financing Sources or Beneficiaries may from time to time become parties hereto and Financing Sources or Beneficiaries hereunder by the execution of a Financing Source and Beneficiary Supplement by such additional Financing Source or Beneficiary, the Master Collateral Agent, the Servicer and each Lessee Grantor. The Master Servicer shall give the Rating Agencies prior written notice of any amendment, supplement, waiver or modification of this Agreement. The Master Collateral Agent shall be entitled to receive upon request an Opinion of Counsel stating that such amendment, supplement, waiver or modification of this Agreement is in compliance with and is not prohibited by this Agreement and the Financing Documents. Upon execution of a Financing Source and Beneficiary Supplement, the Master Servicer shall furnish a copy thereof to the other parties hereto.

       SECTION 5.2. Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall, unless otherwise stated herein, be in writing (including facsimile communications) and shall be sent by registered or certified mail, return receipt requested, facsimile or hand delivery

              (a) if to a Lessee Grantor, a Servicer, the Master Servicer, RCFC or the Master Collateral Agent, at the address specified for such party on the signature pages hereto; or

              (b) if to any other Beneficiary, Financing Source or other Person specified in a Financing Source and Beneficiary Supplement, at the address specified in such Financing Source and Beneficiary Supplement;

or, in each case, at such other address as shall be designated by it in a written notice to each other party hereto. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service or if transmitted by facsimile shall be deemed given when received.

       Notwithstanding the foregoing, any notice, request, demand or communication to the Master Collateral Agent, in its capacity as the first lienholder noted on the Certificate of Title, shall be mailed, postage prepaid, to the following address, as applicable:

              For Dollar:
              Re: "DTAG"
              c/o Bankers Trust Company
              P.O. Box 35588
              Tulsa, Oklahoma 74153

              For Thrifty:
              Re: "DTAG"
              c/o Bankers Trust Company
              P.O. Box 35686
              Tulsa, Oklahoma 74153

       SECTION 5.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

       SECTION 5.4. Counterparts. This Agreement may be executed in separate counterparts and by the different parties on different counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

       SECTION 5.5. Conflicts with Financing Documents; Reservation of Rights. The parties agree that in the event of any conflict between the provisions of this Agreement and the provisions of any Financing Documents, the provisions of this Agreement shall control. Except as expressly provided herein, nothing contained in this Agreement is intended to affect or limit, in any way, the rights that each of the Beneficiaries has insofar as the rights of such parties and third parties are involved. Except as expressly provided herein, the Beneficiaries specifically reserve all their respective rights against each Lessee Grantor, any Financing Source and/or any third party.

       SECTION 5.6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. Nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement or the Master Collateral.

       SECTION 5.7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

       SECTION 5.8. Effectiveness. This Agreement shall become effective on the execution and delivery hereof and shall remain in effect until no amounts are owed to any Financing Source under any Financing Document and no Beneficiary or Financing Source shall have any claim on the Master Collateral.

       SECTION 5.9. Termination of Beneficiary. Upon receipt by the Master Collateral Agent of a notice from a Beneficiary to the effect that (i) (A) such Beneficiary then has no Related Vehicles hereunder, no amounts are then owing to the related Financing Source under its Financing Documents and such Financing Documents have been terminated and are of no further force or effect or (B) the Master Collateral Agent's security interest has been reassigned to such Beneficiary pursuant to Section 4.1(e) and (ii) such Beneficiary has elected to terminate this Agreement, this Agreement shall terminate as to such Beneficiary.

       SECTION 5.10. Termination of this Agreement. At any time that there are no Beneficiaries, the Lessee Grantors and RCFC may terminate this Agreement upon notice to the Master Collateral Agent, and the Master Collateral Agent shall take all actions reasonably requested by the Lessee Grantors and RCFC, at the joint and several expense of the Lessee Grantors, to evidence the termination of this Agreement and the Master Collateral Agent's interest in the Master Collateral, including, without limitation, execute such documents and instruments as RCFC or any Lessee Grantor may prepare and reasonably request to be executed by the Master Collateral Agent in connection with such reassignment; provided, however, that Sections 4.3, 4.4(a), (c), and (e) through (n), 4.8, and the indemnification set forth in Sections 4.9 and 4.10 shall survive the termination of this Agreement.

       SECTION 5.11. Assignment by Financing Sources. Each Financing Source acknowledges that it has assigned and does hereby assign to its related Beneficiary or Beneficiaries all of its rights and interests under this Agreement and further acknowledges that its related Beneficiary or Beneficiaries may exercise all of such Financing Source's rights hereunder assigned thereto.

       SECTION 5.12. RCFC Related Documents. To the extent that this Agreement affects the secured parties under RCFC's Financing Documents, it shall be considered a Related Document (as defined in RCFC's Financing Documents) for all purposes except voting provisions.

       SECTION 5.13. No Bankruptcy Petition Against Financing Sources. The Master Collateral Agent hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing debt security issued by a Financing Source, it will not institute against, or join with any other Person in instituting against, such Financing Source, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Federal or state bankruptcy or similar law; provided, however, that nothing in this Section 5.13 shall constitute a waiver of any right to indemnification, reimbursement or other payment from any Financing Source or Beneficiary pursuant to this Agreement; provided, further, that this Section 5.13 shall only be effective with respect to a Financing Source for which the related Financing Documents contain a "no bankruptcy petition" provision similar to this Section 5.13. In the event that the Master Collateral Agent takes action in violation of this Section 5.13, each affected Financing Source agrees that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by the Master Collateral Agent against such Financing Source or the commencement of such action and raise the defense that the Master Collateral Agent has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert.
The provisions of this Section 5.13 shall survive the termination of this Agreement, and the resignation or removal of the Master Collateral Agent.

       SECTION 5.14. Jurisdiction; Consent to Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY LESSEE GRANTOR, THE MASTER SERVICER, THE MASTER COLLATERAL AGENT, ANY FINANCING SOURCE OR ANY BENEFICIARY WITH RESPECT TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT MAY BE BROUGHT IN ANY STATE COURT OR (TO THE EXTENT PERMITTED BY LAW) FEDERAL COURT OF COMPETENT JURISDICTION IN THE BOROUGH OF MANHATTAN, IN NEW YORK CITY, IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LESSEE GRANTOR, THE MASTER SERVICER, THE MASTER COLLATERAL AGENT, EACH FINANCING SOURCE AND EACH BENEFICIARY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH LESSEE GRANTOR, THE MASTER SERVICER, EACH FINANCING SOURCE AND EACH BENEFICIARY (OTHER THAN THE TRUSTEE) DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, INC., 1633 BROADWAY, NEW YORK, NEW YORK 10019, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY A LESSEE GRANTOR, THE MASTER SERVICER, ANY FINANCING SOURCE OR ANY BENEFICIARY AND AS SHALL

IRREVOCABLY AGREE IN WRITING TO SERVE, AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY EACH LESSEE GRANTOR, THE MASTER SERVICER, EACH FINANCING SOURCE AND EACH BENEFICIARY (OTHER THAN THE TRUSTEE) TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO EACH LESSEE GRANTOR, THE MASTER SERVICER, SUCH FINANCING SOURCE OR SUCH BENEFICIARY SO SERVED AT ITS ADDRESS PROVIDED IN THE APPLICABLE SIGNATURE PAGE HERETO, EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY A LESSEE GRANTOR, THE MASTER SERVICER, SUCH FINANCING SOURCE OR SUCH BENEFICIARY REFUSES TO ACCEPT SERVICE, EACH LESSEE GRANTOR, THE MASTER SERVICER, EACH FINANCING SOURCE AND EACH BENEFICIARY HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHTS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY FINANCING SOURCE OR BENEFICIARY TO BRING PROCEEDINGS AGAINST ANY LESSEE GRANTOR OR THE MASTER SERVICER IN THE COURTS OF ANY OTHER JURISDICTION.

       SECTION 5.15. Waiver of Jury Trial. THE MASTER COLLATERAL AGENT, EACH FINANCING SOURCE, EACH BENEFICIARY AND EACH LESSEE GRANTOR, AND THE MASTER SERVICER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE MASTER COLLATERAL AGENT, ANY FINANCING SOURCE, ANY BENEFICIARY, ANY LESSEE GRANTOR OR THE MASTER SERVICER IN CONNECTION HEREWITH OR THEREWITH. EACH LESSEE GRANTOR, AND THE MASTER SERVICER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER RELATED DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE MASTER COLLATERAL AGENT, EACH FINANCING SOURCE AND EACH BENEFICIARY ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER RELATED DOCUMENT.

       SECTION 5.16. Insurance Notification. The Master Collateral Agent shall, promptly upon its receipt of written notification of any termination of or proposed cancellation or nonrenewal of any insurance policies required to be maintained under any of the Financing

Documents, notify the Beneficiary thereof of any such termination, proposed cancellation or nonrenewal.

       IN WITNESS WHEREOF, each party hereto has executed this Agreement or caused this Agreement to be duly executed by its officer thereunto duly authorized as of the day and year first above written.

                                   DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
                                     as Master Servicer


                                   By:
                                         ---------------------------------
                                   Name:
                                   Title:

                                   Address:   5330 East 31st Street
                                              Tulsa, Oklahoma  74135


                                   RENTAL CAR FINANCE CORP.,
                                     as grantor


                                   By:
                                         ---------------------------------
                                   Name:
                                   Title:

                                   Address:   5330 East 31st Street
                                              Tulsa, Oklahoma  74135


                                   THRIFTY RENT-A-CAR SYSTEM, INC.,
                                     as grantor and as servicer


                                   By:
                                         ---------------------------------
                                   Name:
                                   Title:

                                   Address:   5330 East 31st Street
                                              Tulsa, Oklahoma  74135

                                   DOLLAR RENT A CAR SYSTEMS, INC.,
                                     as grantor and as servicer


                                   By:
                                         ---------------------------------
                                   Name:
                                   Title:

                                   Address:   5330 East 31st Street
                                              Tulsa, Oklahoma  74135


                                   BANKERS TRUST COMPANY,
                                     not in its individual capacity
                                     but solely as Master Collateral
                                     Agent


                                   By:
                                         ---------------------------------
                                   Name:
                                   Title:

                                         Address: Corporate Trust and Agency
                                                  Group
                                                  Four Albany Street
                                                  New York, New York  10006
                                                  Attention:  Structured Finance
                                                              Group

                                                                       EXHIBIT A



                       GRANTOR SUPPLEMENT TO AMENDED AND
                  RESTATED MASTER COLLATERAL AGENCY AGREEMENT


       This GRANTOR SUPPLEMENT to the Master Collateral Agency Agreement, dated as of December 13, 1995 (as heretofore amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Amended and Restated Master Collateral Agency Agreement"), among BANKERS TRUST COMPANY, as Master Collateral Agent, DOLLAR THRIFTY AUTOMOTIVE GROUP, as Master Servicer, RENTAL CAR FINANCE CORP., as a grantor ("RCFC"), THRIFTY RENT-A-CAR SYSTEM, INC., as a grantor and servicer ("Thrifty"), DOLLAR RENT A CAR SYSTEMS, INC., as a grantor and servicer ("Dollar"), and each additional grantor that has previously executed a Grantor Supplement (each an "Additional Grantor" and, together with RCFC, Thrifty and Dollar, the "Lessee Grantors") is entered into as of ________, 19__, among the Master Collateral Agent, the Master Servicer, each of the Lessee Grantors and ________ ("New Grantor").

       WHEREAS, the Master Collateral Agent, the Master Servicer and each of the Lessee Grantors have entered into the Amended and Restated Master Collateral Agency Agreement or a Grantor Supplement thereto, and the Master Collateral Agent, the Master Servicer and the Lessee Grantors now desire to add an additional grantor party to such Agreement.

       NOW, THEREFORE, the parties agree as follows:

       SECTION 1. Definitions. All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended and Restated Master Collateral Agency Agreement (including by reference therein to the Definitions List attached as Schedule 1 to the Base Indenture).

       SECTION 2. Amended and Restated Master Collateral Agency Agreement; Grant of Security Interest. New Grantor hereby acknowledges receipt of an executed copy of the Amended and Restated Master Collateral Agency Agreement. New Grantor hereby becomes a Lessee Grantor under the Amended and Restated Master Collateral Agency Agreement. New Grantor hereby agrees to be bound by the terms of the Amended and Restated Master Collateral Agency Agreement as a Lessee Grantor thereunder. As security for the payment of the obligations from time to time owing by New Grantor to each Financing Source (or any Beneficiary as assignee thereof) under the related Financing Documents, New Grantor hereby grants, pledges and assigns to the Master Collateral Agent for the benefit of each Financing Source (or any Beneficiary as assignee thereof) a continuing, first priority security interest in all right, title and interest of New Grantor in, to and under the following, whether existing or acquired as of the date hereof or hereafter (the "New Grantor Master Collateral"):


              (a) all vehicles (A) acquired, financed or refinanced with funds provided by any Financing Source or Beneficiary and identified as Lessee Grantor Master Collateral Vehicles related to New Grantor in any Fleet Reports delivered to the Master Collateral Agent and/or (B) identified as being owned by New Grantor and subject to the lien of the Master Collateral Agent in each case on the Certificates of Title thereof and all Certificates of Title with respect thereto;

              (b) the Master Collateral Account, all funds on deposit therein from time to time, all certificates and instruments, if any, representing or evidencing any or all of the Master Collateral Account or the funds on deposit therein from time to time, and all Permitted Investments made at any time and from time to time with the funds on deposit in the Master Collateral Account (including income thereon) and all certificates and instruments, if any, representing or evidencing such Permitted Investments;

              (c) all Vehicle Disposition Programs and incentive programs applicable to Lessee Grantor Master Collateral Vehicles, to the extent such right, title and interest relates to such Lessee Grantor Master Collateral Vehicles, including any amendments thereof and all monies due and to become due in respect of such Lessee Grantor Master Collateral Vehicles under or in connection with each such Vehicle Disposition Program and incentive program, whether payable as Repurchase Payments, Guaranteed Payments, Disposition Proceeds, Incentive Payments, auction sales proceeds, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of any Vehicle Disposition Program or otherwise and all rights to compel performance and otherwise exercise rights and remedies thereunder;

              (d) all Subleases entered into by New Grantor the subject of which includes any Master Collateral Vehicle leased by RCFC to New Grantor under a Lease, and all other contracts, agreements, guarantees, insurance, warranties, instruments or certificates entered into or delivered to New Grantor in connection with any such Sublease, in each case only to the extent directly relating to any Master Collateral Vehicle, including (but only to such extent), without limitation, all monies due and to become due to New Grantor under or in connection with such agreements whether payable as rent, guaranty payments, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the agreements or otherwise, and all rights, remedies, powers, privileges and claims of New Grantor against any other party under or with respect to such agreements (whether arising pursuant to the terms of such agreements or otherwise available to New Grantor at law or in equity), including the right to enforce any of the agreements as provided herein and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the agreements or the obligations of any party thereunder, all liens and property from time to time purporting to secure payment arising under or in connection with such agreements, or assigned to, New Grantor describing any collateral securing such obligations or liabilities and all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such obligations and liabilities due to New Grantor pursuant to such agreements);

              (e)  all Assignment Agreements entered into by New Grantor;

              (f) all payments under insurance policies (whether or not the Master Collateral Agent is named as the loss payee thereof) with respect to any of the Lessee Grantor Master Collateral Vehicles;

              (g) all additional property that may on the Closing Date or from time to time hereafter be subjected to the grant and pledge under this Agreement, as the same may be modified or supplemented from time to time, by New Grantor or by anyone on its behalf; and

              (h) any and all proceeds, products, offspring, rents or profits of any and all of the foregoing.

       SECTION 3. Notice Addresses. Any notice to be given to the New Grantor shall be sent as set forth in the Amended and Restated Master Collateral Agency Agreement to the New Grantor at the following address:

                                    (New Grantor)

                               ------------------------

       SECTION 4. Counterparts. This Grantor Supplement may be executed in separate counterparts and by the different parties on different counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same agreement.

       SECTION 5. GOVERNING LAW. THIS GRANTOR SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.



                    (Remainder of Page Intentionally Blank)

       IN WITNESS WHEREOF, each party hereto has executed this Grantor Supplement or caused this Grantor Supplement to be duly executed by their respective officers duly authorized as of the day and year first above written.


                                   BANKERS TRUST COMPANY,
                                   not in its individual capacity but
                                   solely as Master Collateral Agent




                                   By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                   Address:



                                   DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
                                     as Master Servicer



                                   By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                   Address:



                                   RENTAL CAR FINANCE CORP.,
                                   as a Grantor and Servicer


                                   By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                   Address:

                                   THRIFTY  RENT-A-CAR SYSTEM, INC.,
                                     as a Grantor and Servicer



                                   By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                   Address:


                                   DOLLAR RENT A CAR SYSTEMS, INC.,
                                     as a Grantor and Servicer



                                   By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                   Address:

                                                                       EXHIBIT B


                 FINANCING SOURCE AND BENEFICIARY SUPPLEMENT TO
             AMENDED AND RESTATED MASTER COLLATERAL AGENCY AGREEMENT


       This FINANCING SOURCE AND BENEFICIARY SUPPLEMENT, dated as of _______, 19__ ("Supplement"), to the Master Collateral Agency Agreement, dated as of December 13, 1995 (as heretofore amended, modified or supplemented, the "Amended and Restated Master Collateral Agency Agreement"), among DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation ("DTAG"), as Master Servicer (in such capacity, the "Master Servicer"), THRIFTY RENT-A-CAR SYSTEM, INC., an Oklahoma corporation ("Thrifty"), as a servicer and as a grantor, DOLLAR RENT A CAR SYSTEMS, INC., an Oklahoma corporation ("Dollar"), as a Servicer and as a grantor, RENTAL CAR FINANCE CORP., an Oklahoma corporation ("RCFC"), as a grantor, RCFC and all other parties which have heretofore executed a supplement thereto as a Financing Source (each, a "Financing Source" and collectively, the "Financing Sources"), BANKERS TRUST COMPANY (in its capacity as trustee under the Indenture (as defined in the Amended and Restated Master Collateral Agency Agreement)), RCFC and all other parties which have heretofore executed a supplement thereto as a Beneficiary (each, a "Beneficiary" and collectively, the "Beneficiaries"), and BANKERS TRUST COMPANY, not in its individual capacity but solely as master collateral agent for the Beneficiaries (in such capacity, the "Master Collateral Agent"), ________ ("New Financing Source") and ______________ ("New Beneficiary").

       WHEREAS, the Master Collateral Agent, the Servicers, the Lessee Grantors, the Master Servicer, RCFC and other parties have entered into the Amended and Restated Master Collateral Agency Agreement and now desire to add an additional party to such Agreement.

       NOW, THEREFORE, the parties agree as follows:

       SECTION 1. Amended and Restated Master Collateral Agency Agreement. Each of New Financing Source and New Beneficiary hereby acknowledges receipt of an executed copy of the Amended and Restated Master Collateral Agency Agreement. New Beneficiary hereby becomes (and is hereby designated by the Servicer) a Beneficiary under the Amended and Restated Master Collateral Agency Agreement. New Financing Source hereby becomes (and is hereby designated by the Servicer) a Financing Source under the Amended and Restated Master Collateral Agency Agreement. Each of New Financing Source and New Beneficiary agrees to be bound by the terms thereof and hereby authorizes the Master Collateral Agent to act on its behalf under the Amended and Restated Master Collateral Agency Agreement with respect to its Related Vehicles and Related Master Collateral.

       SECTION 2. Notice Addresses. Any notice to be given to New Beneficiary or New Financing Source shall be sent as set forth in the Amended and Restated Master Collateral Agency

Agreement to New Financing Source or New Beneficiary, as the case may be, at the following address:

                             (New Financing Source)

                            ------------------------

                                (New Beneficiary)

                            ------------------------

       SECTION 3. Counterparts. This Supplement may be executed in separate counterparts and by the different parties on different counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same agreement.

       SECTION 4. GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

       IN WITNESS WHEREOF, each party hereto has executed this Supplement or caused this Supplement to be duly executed by their respective officers duly authorized as of the day and year first above written.


                                   THRIFTY RENT-A-CAR SYSTEM, INC.,
                                     individually and as Servicer


                                   By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                   Address:   5330 East 31st Street
                                              Tulsa, Oklahoma  74135

                                   DOLLAR RENT A CAR SYSTEMS, INC.,
                                   as grantor and as servicer


                                   By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                   Address:   5330 East 31st Street
                                              Tulsa, Oklahoma  74135

                                   RENTAL CAR FINANCE CORP.


                                   By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                   Address:   5330 East 31st Street
                                              Tulsa, Oklahoma  74135



                                   DOLLAR THRIFTY AUTOMOTIVE
                                    GROUP, INC.,
                                    as Master Servicer


                                   By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                   Address:   5330 East 31st Street
                                              Tulsa, Oklahoma  74135

                                   BANKERS TRUST COMPANY,
                                           not in its individual capacity but
                                           solely as Master Collateral Agent


                                   By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                   Address:   4 Albany Street
                                              10th Floor
                                              New York, New York  10006



                                   (NEW FINANCING SOURCE)


                                   By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                   Address:



                                   (NEW BENEFICIARY)


                                   By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                   Address:

                                                                       EXHIBIT C


                         MASTER SERVICER'S FLEET REPORT

                         Month ending __________, 19__


       Pursuant to Section 2.4 of the Amended and Restated Master Collateral Agency Agreement dated as of December 23, 1997, among Thrifty Rent-A-Car System, Inc., as a grantor and as Servicer, Rental Car Finance Corp., as a grantor, as Financing Source and as a Beneficiary, Dollar Rent A Car Systems, Inc., as a grantor and as Servicer, Dollar Thrifty Automotive Group, Inc., as Master Servicer, and Bankers Trust Company, not in its individual capacity but solely as Master Collateral Agent, and the other parties thereto (as amended, supplemented or otherwise modified from time to time, the "Amended and Restated Master Collateral Agency Agreement"), the Servicer hereby certifies that attached hereto is a report which shows for the month referred to above for each Financing Source and each Related Vehicle designated thereto as of the last day of each such month and after giving effect to the most recent redesignation of Master Collateral Vehicle (i) the related Beneficiary in respect thereof, (ii) whether such Related Vehicle is a Lessee Grantor Master Collateral Vehicle or a RCFC Master Collateral Vehicle, (iii) the last eight digits of the vehicle identification numbers with respect to such Related Vehicle, and (iv) the Capitalized Cost and Net Book Value of such Related Vehicle (calculated in accordance with the Financing Documents relating to the applicable Financing Source). Capitalized terms used and not otherwise defined herein have the meanings ascribed to such terms in the Amended and Restated Master Collateral Agency Agreement.

       Duly certified and executed, this __ day of __________, 19__.


                                   Dollar Thrifty Automotive Group,  Inc.,
                                    as Master Servicer


                                   By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT D


                         CERTIFICATE OF TITLE LOCATIONS




Certificates of Title will be received by:

       BANKERS TRUST COMPANY, as Master Collateral Agent

       Address:      4 Albany Street
                     10th Floor
                     New York, New York  10006

and subsequently transferred to:

       THRIFTY RENT-A-CAR SYSTEM, INC., as Servicer

                     5330 East 31st Street
                     Suite 100
                     Tulsa, Oklahoma  74135

or

       DOLLAR RENT A CAR SYSTEMS, INC.

                     5330 East 31st Street
                     Suite 100
                     Tulsa, Oklahoma  74135

                                                                       EXHIBIT E


                               POWER OF ATTORNEY


       KNOW ALL MEN BY THESE PRESENT, that Bankers Trust Company as Master Collateral Agent (the "Master Collateral Agent") under that certain Amended and Restated Master Collateral Agency Agreement dated as of December 23, 1997, (as amended, supplemented or otherwise modified from time to time, the "Amended and Restated Master Collateral Agency Agreement") among Dollar Rent A Car Systems, Inc. ("Dollar") and Thrifty Rent-A-Car System, Inc. ("Thrifty"), each as a grantor and Servicer, Rental Car Finance Corp., ("RCFC"), as a grantor, a Financing Source and as a Beneficiary, Dollar Thrifty Automotive Group, Inc. ("DTAG"), as Master Servicer, various Financing Sources parties thereto, various Beneficiaries parties thereto, and the Master Collateral Agent, does
hereby make, constitute and appoint (                              ) its true
and lawful Attorney(s)-in-Fact for it and in its name, stead and behalf to execute any and all documents and instruments, but only in connection with the following: (i) to note the Master Collateral Agent as the holder of a first Lien on the Certificate of Title, and/or otherwise ensure that the first Lien shown on any and all Certificates of Title (other than any Certificates of Title relating to an Existing Fleet) is in the name of the Master Collateral Agent, (ii) to release the Master Collateral Agent's Lien on any Certificate of Title in connection with the sale or disposition of any related Master Collateral Vehicle permitted pursuant to the provisions of the Financing Documents relating to such Master Collateral Vehicle, (iii) to release the Master Collateral Agent's Lien on any Certificate of Title with respect to any Master Collateral Vehicle which is not a Related Vehicle with respect to any Beneficiary or with respect to which all obligations to the related Beneficiary have been satisfied in full (and any applicable bankruptcy preference period has expired) and (iv) to appoint individual representatives of (
) as attorneys-in-fact to act on behalf of (                              ) to
fulfill the purposes of this Power of Attorney. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Amended and Restated Master Collateral Agency Agreement.

       The powers and authority granted hereunder shall, unless sooner revoked by the Master Collateral Agent in accordance with Section 2.7 of the Amended and Restated Master Collateral Agency Agreement or following the resignation or removal of the Master Collateral Agent under the Amended and Restated Master Collateral Agency Agreement, cease upon the termination of the Amended and Restated Master Collateral Agency Agreement.

       IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed on its behalf on this ___ day ________, 1997.


                                                  BANKERS TRUST COMPANY,
                                                    not in its individual
                                                    capacity, but solely as
                                                    Master Collateral Agent,

                                                  By:
                                                      ----------------------
                                                      Name:
                                                      Title:


STATE OF NEW YORK    )
                            :
COUNTY OF NEW YORK   )

       Subscribed and sworn before me, a notary public, in and for said county and state, this ____ day of _________, 1997.


                                                      ----------------------
                                                      Notary Public


                                                      My Commission Expires:

                                                                       EXHIBIT F

            COLLATERAL ASSIGNMENT OF GUARANTEED DEPRECIATION PROGRAM

       THIS COLLATERAL ASSIGNMENT OF GUARANTEED DEPRECIATION PROGRAM, dated as of December 23, 1997 (this "Collateral Assignment") is made by THRIFTY RENT A CAR SYSTEM, INC., an Oklahoma corporation ("Thrifty"), DOLLAR RENT A CAR SYSTEMS, INC., a Delaware corporation ("Dollar") and RENTAL CAR FINANCE CORP.("RCFC" and, together with Thrifty and Dollar, the "Assignors") in favor of BANKERS TRUST COMPANY, a New York banking corporation, as master collateral agent (the "Assignee") on behalf of the Beneficiaries (as defined in that certain Amended and Restated Master Collateral Agency Agreement, dated as of December 23, 1997 (the "Master Collateral Agency Agreement") among the Assignee, in its capacity as master collateral agent, the Assignors, Dollar Thrifty Automotive Group, Inc., ("DTAG") as Master Servicer, and certain financing sources and Beneficiaries parties thereto), as so acknowledged, consented to and agreed to by the Assignee and CHRYSLER CORPORATION, a Delaware corporation (the "Manufacturer").

                              W I T N E S S E T H:

       WHEREAS, the Assignors are each participants in the Guaranteed Depreciation Program offered by the Manufacturer to the Assignors with respect to the purchase of new 1997 and 1998 model year vehicles from the Manufacturer, including all terms and conditions now or hereafter in effect thereunder and all successor programs relating to future model year vehicles(the "Manufacturer Programs");

       WHEREAS, pursuant to the Master Collateral Agency Agreement, each Assignor has pledged, assigned, conveyed, delivered, transferred and set over to the Assignee, and granted to the Assignee a security interest in, all such Assignor's right, title and interest in, to and under, among other collateral, the Manufacturer Programs; and

       WHEREAS, this Agreement is intended to transfer to the Assignee each Assignor's interest in the Manufacturer Programs and to evidence the Manufacturer's consent to such transfer.

       NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), each Assignor and Assignee agree as follows:

       1. Assignment. Each Assignor hereby irrevocably pledges, assigns, conveys, delivers, transfers and sets over to the Assignee, and grants to the Assignee a security interest in, all such Assignor's right, title and interest in, to and under the Manufacturer Programs (whether now existing or hereafter arising), to the extent that such right, title and interest relates to the RCFC Master Collateral Vehicles, the Thrifty Master Collateral

Vehicles or the Dollar Master Collateral Vehicles (in each case as defined in the Master Collateral Agency Agreement) (the "Assigned Program Rights") and all monies due and to become due with respect to the Assigned Program Rights thereunder or in connection therewith, whether payable as guaranteed depreciation payments, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of the Manufacturer Programs or otherwise (exclusive of any payments payable as an advertising and promotional allowance pursuant to and in accordance with the terms of the Manufacturer Programs).

       2. Representations and Warranties. Each Assignor hereby represents and warrants to the Assignee that (a) such Assignor's Assigned Program Rights are not subject to any other pledge, assignment, encumbrance or hypothecation, and no other security interest exists therein (other than with respect to Dollar's existing fleet, the security interest held by Chrysler Credit Corporation), and (b) the Manufacturer Programs for the 1997 and 1998 model year vehicles are in full force and effect and there exists no default thereunder.

       3. Manufacturer's Consent. The Manufacturer hereby acknowledges and consents to the assignment, pledge and grant of a security interest in the Assigned Program Rights of each Assignor to the Assignee and hereby agrees to recognize the Assignee as the holder of the interest of each Assignor in the Assigned Program Rights from and after the date of this Agreement and hereby acknowledges that the Assignee has the right to enforce the Assigned Program Rights against the Manufacturer. Each Assignor irrevocably instructs the Manufacturer to pay directly to the Assignee, to the account specified by the Assignee, all amounts now or hereafter payable to such Assignor under the Manufacturer Programs in respect of the Assigned Program Rights. Each Assignor waives all claims against the Manufacturer and releases it from all liability arising in connection with any such payments by the Manufacturer to the Assignee.

       4. Manufacturer Programs in Full Force and Effect. The Manufacturer acknowledges and agrees that (i) the Manufacturer Programs for the 1997 and 1998 model year vehicles are in full force and effect, (ii) such Manufacturer Programs have been duly authorized by the Manufacturer and constitute legal, valid and binding obligations of the Manufacturer enforceable in accordance with its terms, and (iii) each of the Assignors is a duly authorized fleet purchaser under the Manufacturer Programs entitled to the benefits provided by such Manufacturer Programs.

       5. No Amendments. The Manufacturer agrees that it will not modify, amend, alter or otherwise change the provisions of the Manufacturer Programs in any way that would reduce the amount payable by the Manufacturer thereunder in respect of the Assigned Program Rights assigned to Assignee under this Agreement. The Manufacturer agrees that it will not otherwise reduce any amount payable by it in respect of turned-back Vehicles purchased by the Assignors under any Manufacturer Program for any reason other than charges expressly contemplated in such Manufacturer Program.

       6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one instrument.

       7. Further Assurances. The parties hereby agree that, upon request of any party, each of them will execute and deliver such further documents and instruments as may reasonably be requested in order to carry out the purposes of this Agreement.

       8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

       9. Notices to Manufacturer. Any notice provided hereunder to the Manufacturer shall be in writing and, if mailed, shall be deemed to be given upon receipt thereof, and shall be sent by registered or certified mail, postage prepaid, and addressed to the Manufacturer at its address set forth below, or at such other address as the Manufacturer may, by written notice, designate as its address for purposes of notice hereunder.

              Chrysler Corporation
              Fleet Operations
              American Center - 19th Floor
              17777 Franklin Road
              Southfield, MI  48034
              Attention:  General Manager

       with a copy to:

              Chrysler Corporation
              12000 Chrysler Drive
              Highland Park, MI  48388-0001
              Attention:  Vice President, General
                                   Counsel & Secretary

       IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and agreed to and accepted by their respective duly authorized officers as of the day and year first above written.

                                   DOLLAR RENT A CAR SYSTEMS, INC.,
                                     as Assignor



                                   By:
                                        ---------------------------------
                                        Name:
                                        Title:


                                   THRIFTY RENT-A-CAR SYSTEM, INC.,
                                     as Assignor



                                   By:
                                        ---------------------------------
                                        Name:
                                        Title:



                                   RENTAL CAR FINANCE CORPORATION
                                     as Assignor


                                   By:
                                        ---------------------------------
                                        Name:
                                        Title:

Acknowledged, Consented to and
  Agreed to:

ASSIGNEE:

BANKERS TRUST COMPANY,
 as Assignee



By:___________________________
   Name:
   Title:


MANUFACTURER:

CHRYSLER CORPORATION



By:_____________________________
   Name:
   Title:

                                                                       EXHIBIT G

          LIST OF NEW YORK, NEW YORK AND TULSA, OKLAHOMA BANK HOLIDAYS


                                (to be attached)

                                                                       EXHIBIT H

                        INVESTMENT STANDING INSTRUCTION

                     DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
                             5330 East 31st Street
                             Tulsa, Oklahoma 74135


                                                            ____________, 199 __

Bankers Trust Company
as Master Collateral Agent
4 Albany Street, 10th Floor
New York, New York  10065

       Re: Permitted Investments

Ladies and Gentlemen:

              Reference is made to the Amended and Restated Master Collateral Agency Agreement (the "Amended and Restated Master Collateral Agency Agreement"), dated as of December 23, 1997, among Dollar Rent A Car Systems, Inc., as Servicer, Thrifty Rent-A-Car System, Inc., as Servicer, Rental Car Finance Corp., as grantor, Dollar Thrifty Automotive Group as Master Servicer, various Financing Sources parties thereto, various Beneficiaries parties thereto, and the Master Collateral Agent. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Amended and Restated Master Collateral Agency Agreement.

              Pursuant to Section 2.5(f) of the Amended and Restated Master Collateral Agency Agreement, you are hereby authorized and instructed to invest funds from time to time on deposit in the Master Collateral Account (and not otherwise distributable in accordance with the terms of the Amended and Restated Master Collateral Agency Agreement) in the Permitted Investments described in Schedule 1 hereto.


                                   Dollar Thrifty Automotive Group, Inc.,
                                     as Master Servicer under the Master
                                     Collateral Agency Agreement


                                   By
                                       -----------------------------
                                   Name:
                                   Title:

                                                                      Schedule 1

                             Permitted Investments

                                (to be attached)